                                                                EXHIBIT 10.16


                                                         CONTRACT NO. 98TX-10143
                                                                  MARCH 20, 1998

                               LICENSE AGREEMENT
                                EXECUTED BY THE
                            UNITED STATES OF AMERICA
                              DEPARTMENT OF ENERGY
                           ACTING BY AND THROUGH THE
                        BONNEVILLE POWER ADMINISTRATION
                                      AND
                            ELECTRIC LIGHTWAVE, INC.

                               INDEX TO SECTIONS
--------------------------------------------------------------------------------

SECTION                                                                    PAGE
1.   DEFINITIONS............................................................  4
2.   TERM................................................................... 10
3.   EXHIBITS............................................................... 12
4.   AMENDMENTS............................................................. 12
5.   MILESTONE SCHEDULE..................................................... 12
6.   OWNERSHIP.............................................................. 13
7.   LICENSE................................................................ 14
8.   PERFORMANCE CRITERIA................................................... 15
9.   CAPITAL SPENDING....................................................... 18
10.  BPA TERMINAL EQUIPMENT................................................. 19
11.  BUSINESS PLAN.......................................................... 20
12.  MARKET PRICE ASSESSMENT................................................ 20
13.  PAYMENT................................................................ 22
14.  MAINTENANCE, REPAIR, AND RESTORATION OF THE CABLE...................... 24
15.  REGENERATOR BUILDING(S)................................................ 29
16.  RIGHTS AND OBLIGATIONS CONCERNING THE CABLE............................ 30
17.  RELOCATION OF THE CABLE................................................ 36
18.  REPRESENTATIONS AND WARRANTIES......................................... 37
19.  AUDIT PROCEDURES....................................................... 41
20.  INSURANCE.............................................................. 42
21.  DEFAULT................................................................ 47
22.  TERMINATION............................................................ 51
23.  INDEMNIFICATION; WAIVER OF DAMAGES..................................... 52
24.  DISPUTE RESOLUTION..................................................... 54
25.  GENERAL................................................................ 56

     Exhibit A (Cable Route)
     Exhibit B (Payment Specifications)
     Exhibit C (Fiber Specifications)
     Exhibit D (Acceptance Testing Standards)
     Exhibit E (Detailed Restoration Plans)
     Exhibit F (Terminal Equipment Requirements)

     This LICENSE AGREEMENT (Agreement), was executed March 20, 1998, by the UNITED STATES OF AMERICA (Government), Department of Energy, acting by and through the BONNEVILLE POWER ADMINISTRATION (BPA), and ELECTRIC LIGHTWAVE, INC.
(ELI), a corporation organized and existing under the laws of the State of Delaware. Both BPA and ELI may be referred to herein individually as "Party" and collectively as "Parties."

                             W I T N E S S E T H :

     A. BPA and ELI previously entered into a License Agreement, dated March 26, 1996, Contract No. 96MS-95240, pursuant to which BPA granted to ELI an exclusive License to use the Commercial Fiber and to manage the Diverse Fibers in the Cable along a Cable Route extending from BPA's Keeler Substation in Portland, Oregon to its Covington Substation in Seattle, Washington.

     B. BPA and ELI also entered into a License Agreement, dated November 27, 1996, Contract No. 97TX-10014, pursuant to which BPA granted to ELI an exclusive License to use the Commercial Fiber in the Cable along a Cable Route extending from BPA's Ross Substation in Portland, Oregon to its Bell Substation in Spokane, Washington.

     C. BPA is about to design and install additional Cable along a proposed Cable Route extending from BPA's Bell Substation in Spokane, Washington to its Covington Substation in Seattle, Washington.

     D. ELI desires to obtain an exclusive License to use the Commercial Fiber in the proposed Cable Route from BPA's Bell Substation in Spokane, Washington to its Covington Substation in Seattle, Washington.

     E. BPA desires to grant such License to ELI, on the terms, covenants and conditions contained in this Agreement.

     F. BPA and ELI desire to supersede existing Contract Nos. 96MS-9520 and 97TX-10014 by the terms of this Agreement, thereby establishing a single contract for a SONET ring fiber optic network connecting Portland, Oregon; Seattle, Washington; and Spokane, Washington.

     NOW, THEREFORE, in consideration of the premises and of the mutual obligations and agreements herein contained, the Parties hereby agree as follows:

1.   DEFINITIONS

     The following terms, when used in this Agreement, shall have the meanings set forth in this Section:

(a) "BPA Capital Cost" means the direct and indirect costs BPA incurs, using prudent electric utility practices, to develop and construct the Cable. Direct costs include, but are not limited to, environment, surveying and mapping, design, land, material, construction, and labor.

(b) "BPA Facilities" means all BPA-owned and/or leased structures, buildings, land, access roads, and equipment along the Cable Route.

(c) "BPA Fiber" means 12 dark optical fibers within the Cable designated for BPA's exclusive use and control.

(d)       "BPA Terminal Equipment" means that equipment set forth in Exhibit F.

(e) "Cable" means a BPA-owned single-mode, nondispersion shifted cable installed and, to be installed along the Cable Route. The Cable shall contain 72 optical fibers for the entire Cable Route, except the Portland-to-Spokane Route which contains 36 optical fibers.

(f) "Cable Accessories" means the equipment necessary for the attachment of the Cable to the BPA Facilities, including splice boxes.

(g) "Cable Route" means Cable path as described on Exhibit A, comprising the Portland-to-Seattle Route, the Portland-to-Spokane Route and the Spokane-to-Seattle Route.

(h) "Cable Specifications" means the drawings and specifications regarding the Cable hardware and materials incorporated into the construction project.

(i) "Commercial Fiber" means the 60 dark optical fibers within the Cable licensed to ELI under this License Agreement, except for the Portland-to-Spokane Route in which the Commercial Fiber consists of 24 dark optical fibers.

(j) "Dark Fiber Lease Value" means the sum of all dark fiber lease payments received by ELI for Commercial Fiber.

(k) "Detailed Restoration Plans" means the restoration plans applicable to the Cable and the Cable Accessories developed and to be developed by BPA and ELI as described in Section 14(b) and attached to this Agreement as Exhibit E.

(l) "Diverse Fibers" means 4 dark optical fibers within the Commercial Fiber along the Portland-to-Seattle Route reserved for diverse switching paths for a SONET ring in order to achieve optimum network robustness and reliability.

(m) "Effective Date" means the date stated in the opening paragraph of this Agreement.

(n) "ELI Transport Service(s)" means Transport Service(s) used by ELI in the delivery of End-User Service(s).

(o) "ELI Transport Service Value(s)" means the sum of the values for all the ELI Transport Service(s) within the Commercial Fiber.

(p)       "End-User" means the customer(s) of ELI.

(q) "End-User Service(s)" means services provided to the End-User, other than Transport Service(s) and Other Transport Service(s).

(r) "End-User Transport Service Value(s)" means the sum of all payments received by ELI from End-User(s) for Transport Service sales.

(s) "Fiber Specifications" means the performance attributes of the fiber within the Cable as described in Exhibit C.

(t) "Gross Revenue Value(s) (GRV)" means the annual sum of ELI Transport Service Value(s) plus End-User Transport Service Value(s) plus Dark Fiber Lease Value(s) plus Other Transport Service Value(s).

(u) "Interest Rate" means .05 percent per day (18.25 percent per annum) to be compounded daily on the unpaid balance.

(v)       "License" means the License granted to ELI in Section 7(a).

(w) "Originating and Terminating Markets" means the areas in and around the cities along the Cable Route. The cities in Oregon include Portland, The Dalles, as well as other cities adjacent to the Cable Route. The cities in Washington include Seattle, Tacoma, Olympia, Yakima, Spokane, Wenatchee, Ellensburg, Pasco, Richland, Kennewick, as well as other cities adjacent to the Cable Route.

(x) "Other Transport Service(s)" means any service sold over the Commercial Fiber which is not a Transport Service, an End-User Service or an ELI Transport Service.

(y) "Other Transport Service Value(s)" means the sum of all payments received by ELI for Other Transport Services.

(z) "Performance Criteria" means those minimum annual Gross Revenue Values described in Section 8 and calculated in Exhibit B, page 2 of 2.

(aa) "Portland-to-Seattle Route" means that portion of the Cable Route which extends from BPA's Keeler Substation in Portland, Oregon to its Covington Substation in Seattle, Washington.

(bb) "Portland-to-Spokane Route" means that portion of the Cable Route which extends from BPA's Ross Substation in Portland, Oregon to its Bell Substation in Spokane, Washington.

(cc) "Regenerator Building(s)" means the building(s) along the Cable Route, owned and operated by ELI, that house the terminal and regenerator equipment including any optronics or electronics required by ELI to make use of the ELI Fibers. For the purpose of this Agreement, the Regenerator Building(s) include conduit and fiber-optic cable from the Regenerator Building(s) up to the nearest fiber-optic splice box on the Cable Route or the nearest substation fence, at BPA's discretion.

(dd) "Service Ready Date" means the date when the Commercial Fiber is fully installed and meets ELI's Acceptance Testing Standards, which acceptance will be provided by ELI to BPA in writing. ELI's Acceptance Testing Standards are set forth in Exhibit D.

(ee) "Spokane-to-Seattle Route" means that portion of the Cable Route which extends from BPA's Bell Substation in Spokane, Washington to its Covington Substation in Seattle, Washington.

(ff) "Transport Services" means individual DS0, DS1, and DS3 circuits used or sold as bulk transport by ELI for long-haul traffic on the Commercial Fiber as described below:

          (1) "Digital Signal Zero (DS0)" means: one (1) 64-Kilobits-per-second (Kbps) or 56-Kbps digital, pulse-coded modulated voice channel;

          (2) "Digital Signal One (DS1)" means: (A) in the U.S. Digital hierarchy, digital signal level 1 indicates a 1.544 megabytes per second (Mbps) data signal; and (B) also referred to as a T1 in the U.S. time-division multiplexing hierarchy, digital signal level 1 (DS1) indicates the first level of multiplexing. It is defined as 24 DS0 (64 Kbps) circuits multiplexed into a
                 1.544 Mbps data signal; and

          (3) "Digital Signal Level Three (DS3)" means: (A) In the U.S. Digital hierarchy, digital signal level 3 indicates a 44.736 Mbps data signal, often delivered to customers via optical fiber systems, also referred to as T3; (B) in the U.S. time-division multiplexing hierarchy, digital signal level 3 (DS3) indicates the third level of multiplexing. It is defined as 28 DS1 (1.544 Mbps) signals, with added overhead bits, multiplexed onto a 44.736 Mpbs data signal; and (C) high capacity access service that provides capacity equivalent to 28 DS1 circuits, 7 DS2 channels, or 672 voice grade special access circuits; also used generically to describe digital data transmission services operating over fiber-optic lines at transmission speed of 44.6 Mbps.

2.   TERM

     (a) This Agreement shall be effective on the Effective Date and shall continue in effect for a period of 20 years after Service Ready Date, unless sooner terminated or extended in accordance with the terms of this Agreement.

     (b) The term of this Agreement shall be extended only by written mutual agreement of the Parties. The Agreement may be extended for one 10-year renewal period. Either Party shall notify the other Party at least 90 days prior to the expiration date of this Agreement if the notifying Party seeks to renew the Agreement. The Parties shall have 45 calendar days from the notifying Party's notice in which to reach written agreement on renewal. The terms and conditions of this Agreement applicable to the initial 20-year period may be modified or renegotiated before the renewal period upon written mutual agreement of the Parties.

     (c) This Agreement amends, restates and supersedes in their entirety Contract No. 96MS-95240, dated March 26, 1996, and Contract No. 97TX-10014, dated November 27, 1996, previously entered into by BPA and ELI relating to the Portland-to-Seattle Route and the Portland-to-Spokane Route, respectively. As of the Effective Date, the rights, duties and obligations of BPA and ELI with respect to such prior contracts and such portions of the Cable Route shall be governed by and construed under the terms of this Agreement.

3.   EXHIBITS

     Exhibit A (Cable Route); Exhibit B (Payment Specifications); Exhibit C (Fiber Specifications); Exhibit D (Acceptance Testing Standards); Exhibit E (Detailed Restoration Plans); and Exhibit F (Terminal Equipment Standards) are incorporated into and made a part of this Agreement.

4.   AMENDMENTS

     This Agreement may be amended upon the written agreement of both Parties.

5.   MILESTONE SCHEDULE

     (a) The Service Ready Date for the Portland-to-Seattle Route occurred December 13, 1996.

     (b) The Service Ready Date for the Portland-to-Spokane Route is currently scheduled for March 30, 1998.

     (c) The Service Ready Date for the Spokane-to-Seattle Route is currently scheduled for January 31, 1999.

     (d) BPA and ELI shall complete an evaluation of the milestones required to complete the construction and Service Ready Date for each remaining portion of the Cable Route and for the entire Cable Route. The evaluation shall be used by the Parties to determine whether milestones will be revised to reflect an earlier, or later, Service Ready Date.

6.   OWNERSHIP

     (a) Each Party shall own its own electronic and optronic devices necessary to transmit signals over the fibers each Party controls as specified in this Agreement.

     (b) Except as otherwise provided in Section 6(c) below, BPA shall own all structures, improvements, and components obtained for or installed on BPA Facilities along the Cable Route in accordance with this Agreement; including, without limitation, the BPA Terminal Equipment.

     (c) Title and ownership of the Cable Accessories, Regenerator Building(s), and related equipment within the Regenerator Building(s) furnished by ELI shall be and remain the property of ELI, except that BPA shall gain title to and ownership of such equipment that cannot be removed without damage to BPA Facilities at termination of this Agreement.

     (d) BPA shall retain the right to use the BPA Fiber only for its own internal electric system network and utility business purposes.

7.   LICENSE

     (a)  EXCLUSIVITY

          Except as provided in Section 8, BPA hereby grants to ELI an exclusive License to use the Commercial Fiber and the Diverse Fibers during the term of this Agreement.

     (b)  ACCESS TO THE CABLE ROUTE

          ELI shall have escorted access to the Cable Route for the purposes of performing its rights and obligations under this Agreement. BPA shall have the right to use the Cable Route, or any portion thereof, together with the right to enter upon the Cable Route, or any portion thereof, at all times, for any and all purposes.

     (c)  NO PROPERTY INTEREST

          This Agreement shall not confer upon ELI any ownership or possessory interest in the Cable Route or other property owned by BPA except as provided herein, and ELI agrees that it shall never make any claim of such interest based upon this Agreement.

8.   PERFORMANCE CRITERIA

     (a)       MINIMUM ANNUAL GROSS REVENUE PERFORMANCE REQUIREMENTS

               (1) ELI shall maintain sales at a minimum annual GRV equal to or greater than 50 percent of the annual revenues described in ELI's revenue forecast (Table A "Performance Criteria").
                    The annual GRV shall equal the sum of the actual monthly GRVs over a given 12-month period.

               (2) In the event that the actual annual GRV is below the applicable Performance Criteria described in Table A, BPA may invoke its rights under Subsection (b)(1) below regarding the exclusivity of the Commercial Fiber.

(b)  BPA RIGHTS

     (1) BPA shall have the right to make a performance audit within 60 days of the conclusion of each annual period described in Table
               A. If BPA determines that ELI has failed to meet the annual Performance Criteria, BPA shall give written notice of such failure to ELI. ELI shall have 10 working days after receipt of written notice from BPA in which to review the results of BPA's audit and provide any new information or data that might alter BPA's audit conclusions. If at the end of such 10-day period, BPA determines that the Performance Criteria have not been met, BPA, at its discretion, may determine the License to be nonexclusive and BPA shall have the right to use any unused portion of the Commercial Fiber for any purpose. Nothing contained in this paragraph shall prevent either Party from seeking a resolution of any dispute hereunder pursuant to the provisions of Section 23 of this Agreement.

     (2) In the event ELI's License becomes nonexclusive, ELI shall cooperate with BPA to allow co-location of other users of the Commercial Fiber in ELI's Regenerator Buildings, based on available space. The Parties shall agree to the amount of reasonable compensation to be charged to the co-locating users.

--------------------------------------------------------------------------------

                                        TABLE A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     YEAR*                      REVENUE FORECAST*     PERFORMANCE CRITERIA*



* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     (c)  ELI RIGHTS

          In the event ELI's License is determined to be nonexclusive under the provisions of this Section 8, this Agreement shall not terminate, but shall continue in force and effect. ELI shall have the right, subject to the terms of Agreement, including, without limitation, the payments described in Section 12, to continue its use of the Commercial Fiber then being used by ELI to provide End-User Services, Other Transport Services, and Transport Services. In addition, to the extent BPA has unused dark fiber capacity along the Cable Route, ELI shall have the right of first refusal to lease such additional dark fiber capacity on the same pricing terms and conditions offered by BPA to other carriers.

9.   CAPITAL SPENDING

     (a)  BPA CAPITAL SPENDING

          BPA Capital Cost shall include direct costs incurred by BPA up to 12 months after the Service Ready Date. Indirect costs (overheads) associated with included direct costs shall also be included as part of BPA Capital Cost and applied at a fixed rate of 45 percent to all direct costs. Interest costs, implicit or otherwise, will be excluded. BPA shall use its best efforts to manage the cost of development and construction of the Cable to, or below, $ *.

     (b)  ELI CAPITAL SPENDING

          ELI shall make capital investments to provision the Commercial Fiber with electronics, optronics, buildings, other infrastructure, and fiber connectivity with Local Exchange Carrier networks and Inter-Exchange Carrier networks, at a sufficient level to meet the Revenue Forecast listed in Table A of Section 8.


* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

10.  BPA TERMINAL EQUIPMENT

     (a) ELI shall purchase and provide for the installation and testing of BPA SONET Terminal Equipment at 9 sites along the Spokane-to-Seattle Route, including the Bell, Creston, Grand Coulee, Columbia, St. Andrews, Schultz, Easton, Raver and Covington Substations. ELI shall provide OC3 electronics at six of the substation sites, and OC12 electronics at three of the substation sites. Upon BPA's acceptance of the Terminal Equipment, title shall transfer to BPA, no later than 180 days following the Service Ready Date.

     (b)  The Terminal Equipment to be provided to BPA is identified in Exhibit
          F. BPA will notify ELI of the 9 sites upon which to install and test the Terminal Equipment. The amount to be paid by ELI for the Terminal Equipment shall not exceed $ *. ELI shall have the option of purchasing the Terminal Equipment using BPA's existing contract number 95AM50206 "SONET Microwave Radio and Fiber Optic Project."


* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

11.  BUSINESS PLAN

     ELI has developed and BPA has approved a Business Plan that describes ELI's proposal for marketing, managing, and utilizing the Cable. ELI shall use its best efforts, consistent with reasonable commercial practices, to maximize the GRV generated pursuant to the License.

12.  MARKET PRICE ASSESSMENT

     (a) BPA shall procure, under separate agreement, the services of a market assessment consultant(s) to assess market prices of bulk transport services and provide reports to BPA.

     (b) BPA and ELI agree to equally share in the costs of procuring the services described above.

     (c) The market assessment consultant(s) shall be responsible for acquiring quotes, calculating an average, and delivering market assessment reports to BPA at some planned interval, using the methodology agreed to by BPA and ELI. BPA and ELI shall, within 120 calendar days from execution of this Agreement, make their best effort to agree to the methodology.

     (d) BPA agrees to allow ELI to participate in the development of the methodology for assessing market price(s) to be used under this Agreement.

     (e) ELI agrees to use the current data provided to BPA by the market assessment consultant as a basis for setting ELI Transport Service Value(s) for each ELI Transport Service, depending on when the ELI Transport Service is placed in service by ELI. The ELI Transport Service Value for any specific ELI Transport Service will remain in effect for a period of 36 months, after which the ELI Transport Service must be re-valued based on the current market assessment data.

     (f) The agreed-to methodology may be changed by mutual agreement of BPA and ELI.

13.  PAYMENT

     (a) Beginning with the month in which the Effective Date occurs, ELI agrees to pay BPA monthly, according to the Payment Specifications described in Exhibit B. In addition to ELI's monthly payment to BPA, ELI shall include a monthly report of all transactions. The report will allow BPA to account for the GRV generated each month. Both Parties shall agree on a reporting format to be used prior to ELI's first payment to BPA.

     (b) For the purposes of determining the monthly payment required under this Agreement, any Transport Services originating in the Originating and Terminating Markets will be included in the accounting to determine GRV.

     (c) Unless otherwise agreed to by the Parties, accounting of the GRV shall begin 30 calendar days following the Service Ready Date for any of the three portions of the Cable Route identified in the definition of the term "Cable Route" given in Section 1(g) above. Payment shall be received by BPA from ELI by the last day of each month for GRV calculated on the previous calendar months' transactions (the Due
          Date).  Payments shall be sent to the address identified in (f) below.

     (d) Payments to BPA for revenue generated by ELI from use of the Commercial Fiber (or portion thereof) shall be based on the GRV of such services and calculated using the * Payment Factor until ELI's cumulative monthly payments to BPA exceed the BPA Capital Costs, after which the Payment Factor will equal * for the remainder of the Agreement.

     (e) ELI shall pay by wire or ACH transfer, using procedures established by BPA's Financial Services Group. ELI may pay its bill by mail, provided that BPA receives full payment by the Due Date.


* Confidential information has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commision.

          ELI shall include the following information in the description field of each transfer: BPA contract number, Revenue PL6, and End Item Code.

          If ELI is paying by mail, payments shall be mailed to:

          BPA Accounting Operation - CRO
          P.O. Box 6040
          Portland, OR  97228-6040


          ELI shall include the following information in the documentation sent with each check: BPA Contract Number, Revenue PL6, and End Item Code.

     (f) Payments not received by the Due Date shall bear interest at the Interest Rate from the Due Date until the date payment is received by BPA.

     (g) BPA may purchase from ELI any commercial telecommunications service ELI generally offers business customers. The price charged by ELI for any such service shall be the lowest price then charged by ELI to similarly situated commercial customers for a similar service or group of services, taking into account similar terms and volumes.

14.  MAINTENANCE, REPAIR, AND RESTORATION OF THE CABLE

(a)  Maintenance of the Cable

     (1) During the term of this Agreement, BPA shall be responsible for the physical routine maintenance of the Cable and the Cable Accessories. BPA shall maintain the Cable and the Cable Route at all times in good working order and in a safe condition, in conformity with the Cable Specifications and all applicable laws and regulations.

     (2) BPA shall pay all costs associated with the routine maintenance of the Cable.

     (3) ELI shall be responsible for maintenance of its property, including the Regenerator Building(s) along the Cable Route.

(b)  Detailed Restoration Plans

     (1) Restoration activities will be integral to ensuring successful implementation of this Agreement. Timely restoration is dependent upon the timely coordination and implementation between BPA and ELI.

     (2) The Parties have previously developed Detailed Restoration Plans for the Portland-to-Seattle Route and the Portland-to-Spokane Route, copies of which are attached to this Agreement as Exhibit E.

     (3) The Parties agree to jointly, by September 20, 1998, develop a Detailed Restoration Plan for the Spokane-to-Seattle Route, which shall upon its completion become part of Exhibit E to this Agreement.

     (4) The following provisions described in Sections (c) and (d) below shall form the principles and basis for the development of a Detailed Restoration Plan.

(c)  RESTORATION PRIORITIES AND GENERAL REQUIREMENTS

     (1) BPA's obligation to maintain and repair the Cable and any activities incidental thereto shall be subordinate to, and shall not conflict with, BPA's rightful use and operation of its transmission facilities. In the event both BPA's transmission facilities and the Cable require maintenance or repair, the restoration of the Cable shall be at all times subordinate to the restoration of BPA's transmission facilities, unless otherwise agreed to in writing by BPA in advance. The restoration of BPA's telecommunications system shall take priority over restoration activities related to the Commercial Fiber. In the event that ELI's License becomes nonexclusive pursuant to Section 8, the Commercial Fiber used by ELI shall take priority over restoration activities related to any fibers used by any other users of the Commercial Fiber.

     (2) A BPA representative must be on-site during all repair and restoration work to perform functions such as safety watch, protection of BPA's transmission facilities, and the obtaining of line clearances.

     (3) The Party performing the repair and restoration shall use prudent business methods to acquire the most cost-effective restoration procedures and materials available given the Cable Specifications, Fiber Specifications, and current industry standards.

     (4) Any and all BPA, ELI representatives, or other users of the Commercial Fiber that construct, install, repair, replace, or otherwise handle the Cable, Cable Accessories, Commercial Fiber, BPA Fiber, or any related materials and equipment shall be properly trained and equipped to perform work that meets all current telecommunication industry standards. BPA shall require all employees or agents of ELI or any other users of the Commercial Fiber who work near BPA's transmission facilities to demonstrate that they have been properly trained and equipped to perform the work. The Parties shall agree in advance what constitutes proper training and reasonable costs. The costs of agreed-upon training of ELI employees, agents of ELI, or other users of the Commercial Fiber shall be borne by ELI.

     (5) A BPA representative shall have the authority to stop any work activities or equipment functions for reasons that he or she determines in good faith to involve potential health hazards, safety concerns, and potential disruption to BPA's operating system. BPA will make reasonable efforts to coordinate with ELI in case of such events.

(d)  RESTORATION OF THE CABLE

     (1) Except as provided in Section 13(c)(1), BPA shall immediately, upon notification from ELI of interruption in service, failure, disrepair, impairment, or other need for repair or restoration of the Commercial Fiber, begin to mobilize BPA crews and make its best effort to achieve such necessary repair or restoration, including making its best effort to have maintenance personnel at the affected site within 4 hours after receipt of such notice, PROVIDED, HOWEVER, that in the event any of ELI's rights are interrupted pursuant to Section 23(a), repairs and restoration shall be made as expeditiously as possible. ELI recognizes that the 4-hour response time represents optimal conditions, and may be impossible to achieve when responding to certain remote locations. Actual response times will be influenced by factors such as the terrain, weather conditions present at the time the request is made, and the actual mileage from BPA's dispatch station to the fault site.

     (2) For purposes of this Section, best efforts means activities and performance consistent with prudent utility practice, existing contract provisions for BPA's hourly employees ("Collective Agreement between BPA and Columbia Power Trades Council"), and response times that do not jeopardize the health and safety of BPA employees or agents or ELI employees or agents.

     (3) The Detailed Restoration Plan shall set forth the roles and responsibilities of the respective Parties, and shall address issues regarding logistical considerations, response interval factors, communication between the Parties, sequential activity requirements, and other related items that would impact response time and restoration intervals. The aforementioned issues will be taken into consideration in the determination of whether BPA has used its best efforts in such restoration or repair activities. The Detailed Restoration Plan will also set forth financial penalties, if any, to be paid to ELI by BPA for failure to use its best efforts on any repair or restoration, including the mobilization effort as set forth above.

15.  REGENERATOR BUILDING(S)

          (a) ELI shall have sole responsibility for the expense and acquisition of any electric power and/or property necessary for its equipment along the Cable Route. ELI and BPA have entered into separate leases for space to house ELI equipment at certain BPA substations for the Portland-to-Seattle Route and the Portland-to-Spokane Route. With respect to the Spokane-to-Seattle Route, if space is available at BPA substations, such space shall be provided to ELI at BPA's "bare land" lease rate under a separate agreement. In the event ELI requires additional space to house equipment along the Cable Route, such space shall be provided to ELI at BPA's "bare land" lease rate under separate agreement.

          (b) ELI shall provide and own, except as provided in Section 6, Cable Accessories, splice boxes, and other components necessary for the operation of the Commercial Fiber.

          (c) ELI shall have sole responsibility for the physical maintenance and environmental compliance associated with the Regenerator Building(s) and the grounds underneath and around the Regenerator Building(s).

16.  RIGHTS AND OBLIGATIONS CONCERNING THE CABLE

     (a)  GENERAL

          (1) In the event that ELI sells Other Transport Services along the Cable Route, BPA and ELI shall agree in writing on how those transactions are priced.

          (2) ELI shall not use Commercial Fiber for commercial activities not accounted for in this Agreement.

          (3) ELI agrees to utilize the Commercial Fiber for all ELI capacity needs, existing or arising along the Cable Route and between the Originating and Terminating Markets, except for diversity needs, and subject to ELI's existing contractual obligations. ELI shall use its best efforts to transition as quickly as possible from existing contractual obligations in satisfying the requirements of the preceding sentence.

     (b)  PERMITS

          (1) BPA shall acquire all necessary regulatory or governmental permits and approvals required for construction of the Cable, and ELI shall, at its cost, cooperate and provide BPA with such information as BPA may reasonably request from ELI in connection with such permits and approvals. ELI shall acquire all necessary regulatory or governmental permits and approvals necessary for ELI's use of the Commercial Fiber for telecommunications services, including Transport Service(s) and Dark Fiber Leases, and any permits and/or approvals that may be required for the Regenerator Building(s). ELI shall not rely upon BPA to acquire from any other Federal agency any necessary regulatory or governmental permits and approvals required by ELI.

          (2) When feasible, BPA shall, at its cost, cooperate and provide ELI with such information as ELI may reasonably request from BPA in connection with acquiring permits, easements, or additional rights-of-way for the Regenerator Building(s); provided that ELI indemnifies and holds harmless BPA from any future liability resulting from such actions.

     (c)  TAXES, MECHANIC'S LIENS, AND ENCUMBRANCES

          ELI shall pay its own income taxes, as well as all franchise fees and other fees and taxes resulting from ELI's License or use of the Commercial Fiber. ELI shall keep the Cable Route free and clear from all liens and encumbrances resulting from ELI's use of the Commercial Fiber. If ELI does not pay the foregoing taxes and fees when such become due, and such nonpayment results in the imposition of a lien on, or encumbrance of, the Cable Route, then BPA shall have the right, but not the obligation, to pay all amounts due and discharge such lien or encumbrance, upon 30 calendar days' prior written notice to ELI.
          In the event BPA causes such liens or encumbrances to be discharged, ELI shall reimburse BPA upon demand together with interest thereon at the Interest Rate, accruing from the date that BPA makes payment discharging such liens or encumbrances until the date BPA receives full reimbursement from ELI. ELI shall have the absolute right to dispute or challenge any tax or fee assessed on its use of the Commercial Fiber.

     (d)  ACCESS ROADS

          ELI may use BPA's access roads to access the Regenerator Building(s), provided that heavy vehicles or other equipment being used on the access road will not at any time impair the use of the access road by BPA. Access to the roads shall be limited to the times and frequency required for maintenance and operation of the Regenerator Building(s) and equipment, and any repair and restoration of the Cable pursuant to
          Section 14. ELI shall, at ELI's expense, repair any damage to the access roads caused as a result of ELI use of the access roads. ELI shall acquire access easements to the Regenerator Building(s) where BPA access roads are not available.

     (e)  ENVIRONMENTAL COMPLIANCE ACTIVITIES

          (1) BPA shall be responsible for compliance with the National Environmental Policy Act (NEPA) and shall acquire all necessary permits associated with the project operations, maintenance, and construction of the Cable. ELI shall, at its expense, cooperate and provide BPA with such information as BPA may reasonably request in connection with such compliance and permits. The project activities will be limited to construction and operation of cable, hardware, Regenerator Building(s), access roads, and distribution lines if needed for Regenerator Building(s). If any mitigation measures are required along the Cable Route as part of the NEPA compliance activities, these measures will be performed by BPA at the sole cost of BPA. Contacts with the local landowners will be performed by BPA-appointed representatives. Any landowner compensation required as part of the NEPA and project activities will be made by BPA. All of the compliance and permitting activities undertaken by BPA pursuant to this paragraph (e) shall be at the cost and expense of BPA.

          (2) BPA and ELI agree neither they nor anyone acting on their behalf will bring, keep, or use Hazardous Materials at or on the Cable Route (including regenerators) except for those necessary for use in their respective businesses, in which case they are to be handled, stored, used, and disposed of in compliance with applicable laws, regulations, and ordinances.

          (3) BPA agrees to indemnify and hold ELI harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising from or due to the presence of Hazardous Materials at or on the Cable Route (including regenerators) if BPA or its agent, contractor, employees, or invitees is responsible for the introduction of the Hazardous Materials. This indemnity shall specifically include, without limitation, any and all costs due to Hazardous Materials that flow, diffuse, migrate, or percolate into, onto or under the property, or from the property to neighboring property or groundwater after the Agreement commences; however, it shall not include the cost of repairing ELI's equipment.

          (4) ELI agrees to indemnify and hold BPA harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising from or due to the presence of Hazardous Materials at or on the Cable Route (including regenerators) if ELI or its agent, contractor, employee, or invitees is responsible for the introduction of the Hazardous Materials. This indemnity shall specifically include, without limitation, any and all costs due to Hazardous Materials that flow, diffuse, migrate, or percolate into, onto or under the property, or from the property to neighboring property or groundwater after the Agreement commences; however, it shall not include the cost of repairing BPA's equipment.

          (5) 'Hazardous Materials', as used herein, shall mean all materials that have been determined to be hazardous to health or the environment by virtue of being: (A) a hazardous waste as defined by the Resource Conservation and Recovery Act; (B) a hazardous substance as defined in the Comprehensive Environment, Compensation, and Liability Act; (C) a substance regulated by the Toxic Substances Control Act; and (D) substances regulated by the Federal Insecticide, Fungicide, and Rodenticide Act in accordance with the applicability provisions of such Act. Reference to specific statutes include amendments as they are made from time-to-time, as well as the regulations promulgated thereunder.

17.  RELOCATION OF THE CABLE

     In the event the Cable requires relocation or replacement during the term of this Agreement, the cost of such relocation or replacement shall be allocated as follows:

     (a)  If requested by ELI, ELI shall pay all such costs;

     (b) If requested by BPA due to requirements necessary to provide economical and reliable electric power, BPA shall pay all such costs;

     (c) If the Cable must be relocated due to the order of any court, governmental agency, or in conjunction with the operational needs of BPA, BPA shall, in consultation with ELI, designate a new route for the Cable. The costs associated with such required relocation that are not paid by a third party shall be paid by BPA. ELI shall be responsible for any relocation costs associated with ELI's Regenerator Building(s), ELI-owned cable, and ELI-owned terminal equipment.

18.  REPRESENTATIONS AND WARRANTIES

     (a)  ELI

          ELI represents and warrants to BPA as follows:

          (1) ELI is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. ELI is duly qualified to do business and is in good standing in the States of Oregon and Washington. ELI covenants that it will maintain any necessary Federal, State, or local compliance needed to continue to do business in the States of Oregon and Washington. ELI has full power and authority to execute, deliver, and perform its obligations under this Agreement. The execution of this Agreement by ELI has been duly and validly authorized by all necessary action on the part of ELI. This Agreement is a legal, valid, and binding obligation of ELI, enforceable against ELI in accordance with its terms, subject, however, to limitations imposed by bankruptcy laws of the United States, insolvency, reorganization, arrangement, moratorium, or other laws relating to or affecting the enforceability of creditor's rights generally. The execution and delivery of this Agreement by ELI and the performance of the terms, covenants, and conditions contained herein will not violate the articles of the corporation, or bylaws of ELI, or any applicable law or regulation or any order of court or arbitrator, and will not conflict with and will not constitute a material breach of, or default under, the provisions of any contract by which ELI is bound. Except for approvals and authorizations required to perform services on the Cable (such as franchise and building permit applications and approvals), or as otherwise stated herein, no approval, authorization, or other action by any governmental authority or filing with any such authority which has not been obtained or accomplished is required in connection with the execution, delivery, and performance by ELI of this Agreement.

          (2) Any assignment of the License of this Agreement to parties not owned by Citizens Utilities Company shall be with the written consent of BPA. Such consent shall not be unreasonably withheld.

          (3) There are no known actions, suits, or proceedings pending or overtly threatened against ELI before any court or administrative agency that would materially impair ELI's performance of its obligations under this Agreement.

          (4) ELI has made no other representations or warranties outside of this Agreement, and BPA acknowledges and agrees that it is not relying on any other representations or warranties.

     (b)  BPA

          BPA represents and warrants to ELI as follows:

          (1) BPA is duly authorized to execute this Agreement. This Agreement constitutes a legal and valid obligation of BPA, enforceable in accordance with its terms to the full extent provided by law.
               The enforceability of this Agreement is qualified as to:

               Limitations imposed by bankruptcy laws of the United States, insolvency, reorganization, arrangement, moratorium, or other laws relating to or affecting the enforcement of creditor's rights generally.

          (2) Upon execution of this Agreement, BPA warrants that there are no known conflicts with this Agreement and that this Agreement does not constitute a material breach of or a default under any constitutional provision, law, or administrative regulation; or violate any judgment, decree, or other instrument, or any other contract related to the Cable Route to which BPA is a Party or to which BPA or any of its property or assets is subject.

          (3) BPA has made no other representations or warranties outside of this Agreement, and ELI acknowledges and agrees that it is not relying on any other representations or warranties.

     (c)  NO BPA WARRANTY CONCERNING CABLE ROUTE

          BPA makes no representation or warranty whatsoever concerning the physical characteristics of the Cable Route. ELI acknowledges that neither BPA nor any of BPA's officers, employees, representatives, contractors, or subcontractors or agents have made any such representation, nor is BPA or ELI entering into this Agreement in reliance upon any such representation or warranty.

19.  AUDIT PROCEDURES

     (a)  RECORDS

          The Parties shall maintain true and correct sets of records in connection with the performance of this Agreement. ELI shall retain records of all transactions with supporting documentation related thereto for a period of not less than 3 years after the term of a specific transaction has expired and receipt of final payment by ELI to BPA. The records in connection with each financial transaction shall include an accounting of gross revenues, revenue shares, and billing and collection. BPA shall retain all documents relative to BPA Capital Cost for a period of at least 3 years after BPA incurs the Capital Cost.

     (b)  AUDIT RIGHTS

          Either Party shall have the right to perform an audit of each other's books, records, and documents used in or relating to the costs to construct, repair, and maintain the site and improvements under this Agreement. Such audit may be performed within 36 months after the date that either Party renders a bill or refund voucher. Each Party shall be responsible for all expenses incurred by such Party in the performance of an audit pursuant to this Section. In the event that the Parties agree that the Auditing Party's audit is determined to be correct, the Non-Auditing Party shall reimburse the Auditing Party the agreed upon amount. In the event that the Non-Auditing Party disagrees with the results of the other Party's audit, and resolution is not reached between the Parties, the Parties agree to resolve the dispute pursuant to Section 24 of this Agreement.

     (c)  TECHNICAL AUDITS

          BPA reserves the right to conduct technical audits, including physical inspection of the number, type, and use of circuits, including Transport Service(s) sold, used, and administered by ELI using the Commercial Fiber.

20.  INSURANCE

     (a)  GENERAL

          At all times during the term of this Agreement and the License term, ELI, at its own cost and expense, shall provide the insurance specified by this Section.

     (b)  EVIDENCE REQUIRED

          On the Effective Date of this Agreement, ELI shall provide BPA with a certificate of insurance (Certificate of Insurance) executed by an authorized representative of the insurer(s) evidencing that ELI insurance complies with this Section. A copy of all required endorsements shall be attached to and form a part of the Certificate of Insurance.

     (c)  NOTICE OF CANCELLATION, REDUCTION, OR MATERIAL CHANGE IN COVERAGE

          Policies shall be endorsed to provide BPA with 30 calendar days' prior written notice of any cancellation, reduction, or material change in coverage. If insurance coverage is due to be canceled, reduced, or materially changed, ELI shall, within 30 calendar days before the effective date of such cancellation, reduction, or material change, obtain the coverage required under this Section 20 and provide to BPA documentation evidencing such coverage. ELI shall be responsible for the costs of any damage, liability, or injury occurring during any period of cancellation, reduction, or material change in insurance coverage to the extent such costs are not otherwise covered by insurance; provided that ELI shall not be responsible for the costs of any damage, liability, or injury occurring during any such period if such damage, liability, or injury was caused by BPA's gross negligence or willful misconduct.

     (d)  QUALIFYING INSURERS

          Policies shall be issued by companies which hold a current policyholders alphabetic and financial size category rating of not less than A:X according to Best's Insurance Reports.

     (e)  INSURANCE REQUIRED

          (1)  LIABILITY

               Commercial general liability insurance for bodily injury (including death) and property damage shall provide limits of not less than $10 million per occurrence.

               (A)  Coverage included shall be:

                    (i)    premises and operations;

                    (ii)   broad form property damage;

                    (iii)  products and completed operations;

                    (iv)   blanket contractual liability;

                    (v)    personal injury liability;

                    (vi)   cross-liability and severability of interests; and

                    (vii) independent contractors liability.

               (B)  Coverage shall be endorsed to include the following:

                    (i) inclusion of BPA, its officers, representatives, agents, and employees as an additional insured as respects services or operations in connection with this Agreement; and

                    (ii) stipulation that the insurance is primary insurance and that no insurance or self-insurance of BPA will be called upon to contribute to a loss.

          (2)  BUSINESS AUTOMOBILE LIABILITY INSURANCE

               Business Automobile Liability Insurance for bodily injury (including death) and property damage shall provide total limits of not less than $2 million combined single limit per occurrence to all owned, non-owned, and hired vehicles.

          (3)  WORKERS' COMPENSATION/EMPLOYER'S LIABILITY INSURANCE

               Statutory Workers' Compensation and Employer's Liability Insurance for not less than $1 million per occurrence shall apply to employer's liability coverage for all employees engaged in services or operations under this Agreement. The policy shall include broad form all-States/ other States coverage.

     (f)  SPECIAL PROVISIONS

          (1) The foregoing requirements as to the types and limits of insurance coverage to be maintained by ELI, and any approval of said insurance by BPA or ELI, are not intended to and shall not in any manner limit or qualify the liabilities and obligations otherwise assumed by ELI pursuant to this Agreement, including, but not limited to, the provisions concerning indemnification.

          (2) BPA acknowledges that some insurance requirements contained in this Section 20 may be fulfilled by a funded self-insurance program of ELI or its parent company, Citizens Utilities Company. However, this shall not in any way limit liabilities assumed by ELI under this Agreement. Any self-insurance program must be first approved in writing by BPA.

21.  DEFAULT

     (a)  EVENTS OF DEFAULT

          If either Party is in material breach or default (Defaulting Party), under this Agreement, the other Party (Non-Defaulting Party) may notify in writing the Defaulting Party that it is in material breach or default, such notice to be effective upon its receipt by the Defaulting Party. Material breach or default under this Agreement shall include, but is not limited to the following:

          (1) failure to make any payment when due hereunder; with the exception of payments that become payable during periods of Force Majeure as provided in Section 24(a)(2).

          (2) failure to perform any obligations required to be observed or performed hereunder;

          (3) any representation or warranty made by one Party to the other herein proving incorrect in any material respect as of the date of the making thereof;

          (4) ELI files a voluntary petition in bankruptcy, or a petition in bankruptcy is filed against ELI and not dismissed within 60 days, or ELI is adjudicated as bankrupt or insolvent, or files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, custodian, liquidator, or similar official of ELI, or makes any general assignment for the benefit of creditors;

          (5)  material interference by a Party to the other Party's operations;
               or

          (6) failure to make restitution for any damage to a Party's real property or equipment caused as a result of the negligent or willful acts or omissions of the other Party when such damage causes material interference to a Party's operations.

     (b)  REMEDIES

          (1)  DEFAULTING PARTY'S RIGHT TO CURE

               The Defaulting Party shall have the right to cure any material breach or default under this Agreement within 30 calendar days after the receipt by the Defaulting Party of notification of such material breach or default. In the case of any material breach or default which may not reasonably be cured within 30 calendar days, other than in the case of a breach of Section 21(a)(1), the Defaulting Party shall have the right to provide the Non-Defaulting Party with a plan for the appropriate actions to cure such material breach or default, which plan shall be subject to the approval of the Non-Defaulting Party, which approval shall not be unreasonably withheld. Within 30 calendar days of submission of the plan, the Defaulting Party must commence diligently pursuing appropriate action under the plan to cure the material breach or default, and unless otherwise agreed to by the Parties, such material breach or default shall be cured within 90 calendar days of submission of the plan, failing which the Non-Defaulting Party may forthwith and without further notice terminate this Agreement.

          (2)  RIGHTS AND REMEDIES UPON TERMINATION

               Any Party terminating this Agreement under Section 22 shall have the additional right to cure any material breach or default of the Defaulting Party to preserve the Non-Defaulting Party's rights that may be prejudiced as a result of such material breach or default and exercise and pursue all other rights and remedies available to it under applicable law.

          (3)  RIGHTS AND REMEDIES CUMULATIVE

               Except as otherwise provided in this Agreement, any right or remedy afforded to either ELI or BPA under any provision of this Agreement is in addition to, and not in lieu of, all rights or remedies afforded either ELI or BPA under any other provision of this Agreement, by law or otherwise.

22.  TERMINATION

     (a)  Termination of this Agreement may occur in the following instances:

          (1) By the Non-Defaulting Party, after the time period for the Defaulting Party to cure a material breach or default has expired;

          (2) By either Party, if the Party claiming Force Majeure has not satisfactorily performed any obligations delayed due to the Force Majeure within 1 year of the notice of the Force Majeure event; or

          (3) Pursuant to Partial Invalidity terms, Section 25(d) of this Agreement.

     (b) Subject to Section 21(b), the Terminating Party shall give the other Party 30 calendar days advance written notice of Termination, which Termination shall become effective 30 calendar days after the receipt of such notice by the other Party.

23.  INDEMNIFICATION; WAIVER OF DAMAGES

     (a)  INDEMNIFICATION BY ELI

          (1) To the extent allowed by law, ELI shall release and indemnify, defend, and hold harmless BPA and each of its directors, officers, agents, representatives, subcontractors, and employees (the "BPA Indemnitees") from and against any and all claims: (A) for injury to or death of a person, including an employee of BPA or an ELI Indemnity; or (B) for loss of or damage to property resulting directly or indirectly from ELI's performance or nonperformance of this Agreement; or (C) for any Claims against BPA by customers of ELI or others doing business with ELI, except in the cases of clauses (A) and (B) only, to the extent that such Claim is the result of the gross negligence or willful misconduct of a BPA Indemnitee.

          (2) If gross negligence or willful misconduct of a BPA Indemnitee has contributed to a Claim, ELI shall not be obligated to indemnify the BPA Indemnitees for the proportionate share of such Claims caused by such negligence or willful misconduct. BPA shall have the right, at its own cost, to retain counsel, and to monitor, or participate in the defense of any Claim that is covered by ELI's indemnity hereunder.

          (b)  INDEMNIFICATION BY BPA

               (1) To the extent allowed under the Federal Tort Claims Act, BPA shall release and indemnify, defend, and hold harmless ELI and each of its directors, officers, agents, representatives, subcontractors, and employees (the "ELI Indemnitees") from and against any and all claims for injury to or death of a person, including an employee of BPA or an ELI Indemnitee, or for loss of or damage to property resulting directly or indirectly from BPA's performance or nonperformance of this Agreement, except to the extent that such claim is the result of the gross negligence or willful misconduct of a ELI Indemnitee. In no event shall BPA be required to indemnify ELI Indemnities against claims against ELI by customers of ELI or others doing business with ELI.

               (2) If gross negligence or willful misconduct of an ELI Indemnitee has contributed to a claim, BPA shall not be obligated to indemnify the ELI Indemnitees for the proportionate share of such claims caused by such negligence or willful misconduct. ELI shall have the right, at its own cost, to retain counsel, to monitor, or to participate in the defense of any claim that is covered by BPA's indemnity hereunder.

     (c)  WAIVER OF CERTAIN DAMAGES

          Each Party hereby waives any right to consequential, incidental, special or indirect damages, or damages for lost profits or exemplary damages with respect to any claim arising out of or related to this Agreement. The Parties acknowledge that the foregoing waiver shall not prejudice the right of indemnity respecting any claim under this
          Section 23.

24.  DISPUTE RESOLUTION

     (a) Pending resolution of a disputed matter, the Parties shall continue performance of their respective obligations hereunder, provided that neither Party shall be required to take any action pending such resolution which it has been advised by counsel, or which it reasonably believes, is unlawful or not permitted pursuant to applicable regulations or permit requirements. Any controversy between the Parties rising out of this Agreement or breach thereof, or out of performance under this Agreement, is subject to the mediation process described below. If not resolved by mediation, then the matter must be submitted to the American Arbitration Association ("AAA") for arbitration before a sole arbitrator.

     (b) A meeting will be held promptly between the Parties to attempt in good faith to negotiate a resolution of the dispute. The meeting will be attended by individuals with decision-making authority regarding the dispute. If within 30 calendar days after such meeting the Parties have not succeeded in resolving the dispute, within 30 calendar days thereafter, upon the written notice from either Party to the other Party, they shall submit the dispute to a mutually acceptable third-party mediator who is acquainted with dispute resolution methods. The mediation shall be non-binding. If the dispute is not resolved by mediation, either Party may initiate an arbitration with the AAA, upon the written notice from either Party to the other Party. The dispute shall be resolved by arbitration under the rules and administration of the AAA (except that service of process, pleadings, motions and orders on BPA shall be as prescribed by the Federal Rules of Civil Procedure), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Neither Party is entitled to seek or recover punitive damages in considering or fixing any award under these proceedings.

     (c) The costs of mediation and arbitration, including any mediator's fees, AAA administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the Parties. Reasonable attorneys' fees may be awarded to the prevailing Party (provided such a Party can clearly be determined from the proceedings) at the discretion of the arbitrator. Each Party's other costs and expenses will be borne by the Party incurring them.

25.  GENERAL

     (a)  FORCE MAJEURE

     (1) As used in this Agreement, the term "Force Majeure" means acts of God (including but not limited to, earthquakes, fires, floods, windstorms, landslides, and ice storms); strikes, lockouts, or other labor disputes; acts of public enemy; wars, riots, and insurrection; epidemics; civil disturbances; explosions; train derailments; breakdown or failure of machinery or facilities (excluding the Cable and Cable Accessories); accidents to machinery or equipment (excluding the Cable and Cable Accessories), and delay in delivery of equipment to the extent such occurrences are beyond the reasonable control of the Parties; electrical disturbance originating in or transmitted through such Party's electrical system or equipment or any electrical system with which such Party's system or equipment is interconnected; and any other event, cause, or condition beyond the Party's reasonable control, which, by the exercise of reasonable diligence, prevents the operation of the Cable and prevents the Party claiming Force Majeure from performing its obligations under this Agreement.

     (2) If either Party is unable to carry out its obligations under this Agreement as a result of an event, cause, or condition of Force Majeure, the Party claiming Force Majeure shall give notice and full particulars of such Force Majeure in writing to the other Party within 5 calendar days after the occurrence of the Force Majeure event, cause, or condition. Any obligations that such Party claims it is unable to perform due to an event, cause, or condition of Force Majeure shall be suspended during the continuance of such event of Force Majeure. The Party claiming Force Majeure shall use reasonable efforts to remedy and minimize the effects of such event of Force Majeure with all reasonable dispatch. For purposes of this Agreement, the Parties are obligated to make payments during periods of Force Majeure; PROVIDED, HOWEVER, ELI shall not be obligated to make payments during periods of Force Majeure when ELI is unable to provide service under the terms of the agreement with ELI's customers. Interest shall not accrue on payments that become payable to either Party during the period of any Force Majeure.

     (3) Neither Party shall be liable under this Agreement for, or considered to be in material breach or default under, this Agreement on account of any delay in or failure of performance due to Force Majeure unless specifically stated in this Agreement. In the event that ELI continues to receive revenue from End-Users under this Agreement during a Force Majeure event, ELI will not be excused from performing its payment under this Agreement.

(b)  NOTICES

     All notices and other communications under this Agreement shall be properly given only if made in writing; and

     (1)  mailed by certified mail, return receipt requested, postage prepaid;
          or

     (2) delivered by facsimile transmission followed by certified mail to the Party's at the address or facsimile number set forth in this Section 25(b) or such other address or facsimile number as such Party may designate by notice to the other Party. Such notices and other communications shall be effective on the date of receipt. If any such notice or communication is not received or cannot be delivered due to a change in the address of the receiving Party of which notice was not previously given to the sending Party or due to a refusal to accept by the receiving Party, such notice or other communication shall be effective on the date delivery is attempted.

          If to BPA:     The Bonneville Power Administration
                         P.O. Box 3621
                         Portland, OR  97208-3621
                         Attn:  To be identified under separate letter
               with a copy to:  The Bonneville Power Administration
                                P.O. Box 3621
                                Portland, OR  97208-3621
                                Attn:  To be identified under separate letter

               If to ELI:       Electric Lightwave, Inc.
                                8100 NE. Parkway Drive, Suite 150
                                Vancouver, WA
                                Attn:  Legal Affairs
                                Phone:  (360) 892-1000
                                FAX:   (360) 253-4425


(c)  ASSIGNMENT

          ELI shall not sell, assign, lease, sublease, sub-license or otherwise allow use of ELI's License under this Agreement to any person or entity without BPA's written approval; which approval shall not be unreasonably withheld. Notwithstanding the foregoing, ELI may assign in writing its rights and responsibilities under this Agreement to a corporate parent, subsidiary, or commonly owned affiliate, upon written notification to BPA, and a guarantee by its parent company, Citizens Utilities Company, to perform the obligation of ELI under this Agreement. Any permitted assignment or other transfer of rights hereunder shall be in writing and shall specify that the assignee or other transferee is bound by the terms and conditions of this Agreement to the same extent as if it were the original named party instead of ELI hereunder. In the event that ELI sells, assigns, leases, subleases, or otherwise allows use of ELI's License under this Agreement, ELI or its assigned entity shall designate a single point-of-contact to BPA for all activities relating to this Agreement. A sale, transfer, or distribution (by way of a dividend or otherwise) in one or a series of transactions of 50 percent or more of the capital stock of the entity that holds the License shall be deemed to be an assignment of the License.

(d)  PARTIAL INVALIDITY

     If any provision of this Agreement is determined by a proper court to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect the performance of other provisions of this Agreement, and this Agreement shall remain in full force and effect without such invalid, illegal, or unenforceable provision; provided that if any such invalid, illegal, or unenforceable provision results in frustration of this Agreement, such that ELI cannot perform under Section 14, BPA shall have the right to terminate in accordance with Section 22.

(e)  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with Federal law.

(f)  TERMS GENERALLY

     The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The term "person" includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any Government or governmental agency or authority. The words "include," "includes," and "including," shall be deemed to be followed by the phrase "without limitation." The words "approval," "consent," and "notice," shall be deemed to be preceded by the word "written."

(g)  RELATIONSHIP OF THE PARTIES

     Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, or joint venture relationship between or among the Parties hereto. The performance by the Parties of all duties and obligations hereunder shall be as independent contractors and not as agents of the other Party, and no persons employed or utilized by a performing Party shall be considered employees or agents of the other.

(h)  WAIVERS

     No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving Party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other breach of this Agreement.

(i)  CONFIDENTIALITY

          If and to the extent any information or documents furnished by one Party to the other under this Agreement is confidential or proprietary to the furnishing Party, the receiving Party shall treat such information or documents as confidential and proprietary and shall take reasonable steps to protect against the unauthorized use or disclosure of such information or documents; PROVIDED, HOWEVER, that such information and documents are conspicuously marked or otherwise clearly identified as confidential or proprietary when furnished; and PROVIDED, FURTHER, that this Section 25(i) shall not apply to information or documents in the public domain or to information or documents required to be disclosed by any law, rule, regulation, order, or other requirement of any governmental authority having jurisdiction. If a Freedom of Information Act, or Congressional, request is received by BPA for such written information or documents, BPA must promptly notify ELI of such request and will, further, notify ELI if BPA is required to disclose such written information or documents.

(j)  NO THIRD-PARTY BENEFICIARIES

     This Agreement creates rights and obligations only between the Parties hereto. The Parties hereto expressly do not intend to create any obligations or promise of performance to any other third person or entity, nor have the Parties conferred any rights or remedy upon any third person or entity other than the Parties hereto, their respective successor or assigns to enforce this Agreement.

(k)  MISCELLANEOUS

     Neither Party shall make public announcement of this Agreement or the transactions contemplated by this Agreement without the prior consent of the other Party, unless such public announcement is necessary to comply with applicable law. This Agreement shall benefit and bind ELI and BPA and their respective permitted successors and assigns. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written instrument signed by ELI and BPA.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in two counterparts.

                                    UNITED STATES OF AMERICA

                                    Department of Energy
                                    BPA Power Administration



                                    Name /s/ Kevin A. Ward       for
                                         -----------------------------------
                                         Charles E. Meyer
                                         Vice President, Transmission
                                         Marketing & Sales

                                    Date 3/23/98
                                         -----------------------------------


ACCEPTED:

ELECTRIC LIGHTWAVE, INC.



By     /s/ David B. Sharkey
      ------------------------------

Name  David B. Sharkey
      ------------------------------
              (Print/Type)

Title President
      ------------------------------

Date  March 23, 1998
      ------------------------------

                                                               EXHIBIT 10(16)(a)


                             Exhibit A, Page 1 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

ROUTE DESCRIPTION:   PORTLAND-TO-SEATTLE ROUTE

          The southern terminus of the route begins at BPA's Keeler Substation located 8 miles west of Portland. The cable is attached to the St. Johns-Keeler No. 2 wood pole line and deadends at St. Johns Substation located 10 miles northwest of Portland. The cable is then attached to the Ross-St. Jones No. 1 steel tower line, crosses the Columbia River and deadends at Ross Substation located 12 miles north of Portland. Going north out of Ross Substation the cable is attached to the Ross-Lexington No. 1 steel tower line and deadends at Lexington substation located a few miles north of Longview. The cable is then attached to the Lexington-Longview No. 1 wood pole line that deadends at Longview substation located in the west part of Longview. The cable then is attached from a point 2 miles north of Lexington out of Longview on the Longview-Chehalis No. 1 steel tower line and deadends at Chehalis substation located 4 miles south of Chehalis. The cable then goes north out of Chehalis for 11 miles on the Chehalis-Covington steel tower lime and then is attached to the Paul-Allston No. 2 for the last 3 miles going into Paul substation located 3 miles northeast of Chehalis. The cable goes north out of Paul on the Paul-Satsop No. 1 steel tower line and deadends on the wood pole lines south of Olympia substation located in the southwest part of Olympia. The cable then goes west and north on the Olympia-Grand Coulee No. 1, the Olympia-White River No. 1 and the Chehalis-Covington No. 1 steel tower lines until it terminates at Covington substation. The total length of the route is approximately 192 miles and requires 5 regeneration stations located near BPA facilities along the way.

                            Exhibit A, Page 2 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

ROUTE DESCRIPTION: PORTLAND-TO-SPOKANE ROUTE


     ROSS-FRANKLIN FIBER ROUTE SEGMENT

------------------------------------------------------------------------
     ROSS SUBSTATION TO NORTH BONNEVILLE SUBSTATION - 36.0 MILES
------------------------------------------------------------------------
     Dittmer Control Center
------------------------------------------------------------------------
     North Bonneville - Ross No. 2
        AFB 187 (37/2) To AFX 1 (1/1)
------------------------------------------------------------------------
     Hanford - Ostrander No. 1
        FY 703 (151/5)
------------------------------------------------------------------------
     Fiber Optic Wood Pole
        AMV 4 (1/1A)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 11, 230 kV Switchyard
        North Bonneville Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     NORTH BONNEVILLE SUBSTATION TO BIG EDDY SUBSTATION - 50.2 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 13, 230 kV Switchyard
        North Bonneville Substation
------------------------------------------------------------------------
     North Bonneville - Midway No. 1
        AS 1 (1/1) To HB 152 (29/2)
------------------------------------------------------------------------
     Fiber Optic Wood Pole Parallel to McNary - Ross No. 1
        AMV 5 (116/3) To AMV 88 (97/4A)
------------------------------------------------------------------------
     Spearfish Tap To Chenoweth - Goldendale No. 1
        4/3 To 1/1
------------------------------------------------------------------------
     Fiber Optic Wood Pole
        AMV 89 (2/4A) To AMV 90 (2/4B)
------------------------------------------------------------------------
     Big Eddy - Midway No. 1
        AN 5 (2/3) To AN 2 ( 1/2)
------------------------------------------------------------------------
     The Dalles Powerhouse - Big Eddy Switchyard Line No. 1
        EN 3 (1/3) To EN  4 (1/4)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 10, 115 kV Switchyard
        Big Eddy Substation
------------------------------------------------------------------------

                            Exhibit A, Page 3 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

------------------------------------------------------------------------
     BIG EDDY SUBSTATION TO JOHN DAY SUBSTATION - 18.9 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 35, 230 kV Switchyard
        Big Eddy Substation
------------------------------------------------------------------------
     Fiber Optic Wood Pole
        AMV 130 (1/1) To AMV 131 ( 1/2)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 9E, 500 kV Switchyard
        Big Eddy Substation
------------------------------------------------------------------------
     John Day - Big Eddy No. 2
        BG 79 (19/4) To BG 1 (1/1)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 11 W, 500 kV Switchyard
        John Day Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     JOHN DAY SUBSTATION TO SLATT SUBSTATION - 30.3 MILES
------------------------------------------------------------------------
     Substation Dean End Structure
        Bay 6E, 500 kV Switchyard
        John Day Substation
------------------------------------------------------------------------
     Slatt - John Day No. 1
       CD 658 (31/1) To CD 521A (1/1)
------------------------------------------------------------------------
     Fiber Optic Wood Pole
        AMV 92 (46/1A)
        Slatt Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     SLATT SUBSTATION TO MCNARY SUBSTATION - 45.5 MILES
------------------------------------------------------------------------
     Fiber Optic Wood Pole
        AMV 92 (46/1A)
        Slatt Substation
------------------------------------------------------------------------
     McNary - Slatt No. 1
        CD 520A (46/1) To CD 394 (19/5)
------------------------------------------------------------------------
     Fiber Optic Wood Pole
        AMV 94 (19/4A) To AMV 96 (19/4C)
------------------------------------------------------------------------
     McNary - Slatt No. 1
        CV 393 (19/3) To CD 312 (2/2)
------------------------------------------------------------------------

                            Exhibit A, Page 4 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

------------------------------------------------------------------------
     Fiber Optic Wood Pole
        AMV 98 (2/1A)
------------------------------------------------------------------------
     McNary - Roundup No. 1
        TL 9 (2/8) To TL 1 (1/1)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 10, 230 kV Switchyard
        McNary Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     MCNARY SUBSTATION TO FRANKLIN SUBSTATION - 26.5 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 2, 69 kV Switchyard
        McNary Substation
------------------------------------------------------------------------
     Fiber Optic Wood Pole
        AMV 99 (1/7A) To AMV 100 (1/7B)
------------------------------------------------------------------------
     McNary - Franklin No. 2
        SN 7 (1/7) To SN 149R (20/8)
------------------------------------------------------------------------
     Fiber Optic Wood Pole Parallel To McNary - Franklin No. 2
        AMV 101 (21/1) To AMV 119 (24/5)
------------------------------------------------------------------------
     McNary - Franklin No. 2
        Sh 4 (24/6) To ABH 1 (27/7)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 5, 230 kV Switchyard
        Franklin Substation
------------------------------------------------------------------------

     FRANKLIN - BELL FIBER ROUTE SEGMENT

------------------------------------------------------------------------
     FRANKLIN SUBSTATION TO BENTON SUBSTATION - 21.0 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 9, 115 kV Switchyard
        Franklin Substation
------------------------------------------------------------------------
     Benton - Franklin No. 1
        UH 150 (21/13) To UH 1 (1/1)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 5, 115 kV Switchyard
        Benton Substation
------------------------------------------------------------------------

                            Exhibit A, Page 5 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

------------------------------------------------------------------------
BENTON SUBSTATION TO ASHE SUBSTATION - 3.9 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 19, 230 kV Switchyard
        Benton Substation
------------------------------------------------------------------------
     Midway - Benton No. 2
        AFA 143 (29/6) To AFA 130 (27/4)
------------------------------------------------------------------------
     Lower Monumental - Ashe No. 1
        ACF 183 (39/2) To ACF 191 (40/5)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 8, 500 kV Switchyard
        Ashe Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     ASHE SUBSTATION TO HANFORD SUBSTATION - 19.6 MILES
------------------------------------------------------------------------
     Midway - Benton No. 2
        AFA 130 (27/4) To AFA 74 (15/3)
------------------------------------------------------------------------
     Ashe - Hanford No. 1
        AAV 54 (11/3) To CA 261 (18/4)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 4, 500 kV Switchyard
        Hanford Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     HANFORD SUBSTATION TO MIDWAY SUBSTATION - 14.3 MILES
------------------------------------------------------------------------
     Midway - Benton No. 2
        AFA 74 (15/3) To AFA 10 (2/3)
------------------------------------------------------------------------
     Midway Benton No. 1
        TV 11 (2/3) To TV 1 (1/1)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 7, 115 kV Switchyard
        Midway Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     MIDWAY SUBSTATION TO MOXEE SUBSTATION - 34.0 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 4, 115 kV Switchyard
        Midway Substation
------------------------------------------------------------------------
     Midway - Moxee No. 1
------------------------------------------------------------------------

                            Exhibit A, Page 6 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

------------------------------------------------------------------------
        YC 1A (1/1) To YC 222 (34/8)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 4, 115 kV Switchyard
        Moxee Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     MOXEE SUBSTATION TO SCHULTZ SUBSTATION - 40.0 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 9, 114 kV Switchyard
        Moxee Substation
------------------------------------------------------------------------
     Columbia - Moxee No. 1
        YD 1 (66/10) To FF 388A (26/5)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 5W (26/4), 500 kV Switchyard
        Schultz Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     SCHULTZ SUBSTATION TO COLUMBIA SUBSTATION - 26.0 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 5E (26/3), 500 kV Switchyard
        Schultz Substation
------------------------------------------------------------------------
     Columbia - Moxee No. 1
        FF 389A (26/2) To FF 442 (19/1)
------------------------------------------------------------------------
     Olympia - Grand Coulee No. 1
        AF 664 (137/5) To AF 736 (155/3)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 17, 230 kV Switchyard
        Columbia Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     COLUMBIA SUBSTATION TO VALHALLA SUBSTATION - 5.4 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 5, 230 kV Switchyard
        Columbia Substation
------------------------------------------------------------------------
     Rocky Reach - Columbia No. 1
        AC 98 (21/3) To AC 79 (17/3)
------------------------------------------------------------------------
     Columbia - Valhalla No. 1
        NJ 34 (4/9) To NJ 47 (5/12)
------------------------------------------------------------------------
     Substation Dead End Structure
------------------------------------------------------------------------

                            Exhibit A, Page 7 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

------------------------------------------------------------------------
        Bay 5, 115 kV Switchyard
        Valhalla Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     VALHALLA SUBSTATION TO SICKLER SUBSTATION - 16.7 MILES
------------------------------------------------------------------------
     Rocky Reach - Columbia No. 1
        AC 79 (17/3) To AC 7 (2/2)
------------------------------------------------------------------------
     Sickler - Schultz No. 1
        DL 14 (2/1) To DL 10 (1/1)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 3, 500 kV Switchyard
        Sickler Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     SICKLER SUBSTATION TO CHIEF JOSEPH SUBSTATION - 44.6 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 4, 500 kV Switchyard
        Sickler Substation
------------------------------------------------------------------------
     Chief Joseph - Sickler No. 1
        GU 221 (45/6) To GU 10 (2/3)
------------------------------------------------------------------------
     Grand Coulee - Chief Joseph No. 1
        FB 257 (33/1) To FB 261 (33/5)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay 10, 230 kV Switchyard
        Chief Joseph Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     CHIEF JOSEPH SUBSTATION TO GRAND COULEE SUBSTATION - 31.7 MILES
------------------------------------------------------------------------
     Grand Coulee - Chief Joseph No. 1
        FB 257 (33/1) To FB 1R (1/1)
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay Y25, 230 kV Switchyard
        Grand Coulee Substation
------------------------------------------------------------------------

------------------------------------------------------------------------
     GRAND COULEE SUBSTATION TO MONROE CONTROL CENTER - 82.9 MILES
------------------------------------------------------------------------
     Substation Dead End Structure
        Bay Y19, 230 kV Switchyard
        Grand Coulee Substation
========================================================================

                            Exhibit A, Page 8 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

------------------------------------------------------------------------
     Grand Coulee - Bell No. 5
        AH 14R (1/1) to AH 413 (82/4)
------------------------------------------------------------------------
     Grand Coulee - Bell
        ZC 717 (82/8) To ZC 729 (84/2)
------------------------------------------------------------------------
     Monroe Control Center
------------------------------------------------------------------------

                            Exhibit A, Page 9 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

ROUTE DESCRIPTION:   SPOKANE-TO-SEATTLE ROUTE

------------------------------------------------------------------------------------------------
BELL TO COVINGTON (SOUTHERN ROUTE)
     3/19/98
------------------------------------------------------------------------------------------------
       Station or                 Line
------------------------------------------------------------------------------------------------
     (Tower Ser. #)             Distance    Operational Line Name               Comments
------------------------------------------------------------------------------------------------
                                (miles)
------------------------------------------------------------------------------------------------
Bell
------------------------------------------------------------------------------------------------
                                   52    Grand Coulee - Bell no. 2               115 kv
------------------------------------------------------------------------------------------------
Creston
------------------------------------------------------------------------------------------------
                                   30    Grand Coulee - Bell no. 2               115 kv
------------------------------------------------------------------------------------------------
Grand Coulee
------------------------------------------------------------------------------------------------
                                    9   Columbia - Grand Coulee no. 3            230 kv
------------------------------------------------------------------------------------------------
Str. 66/2
------------------------------------------------------------------------------------------------
                                    0            Transition
------------------------------------------------------------------------------------------------
Str. 66/1
------------------------------------------------------------------------------------------------
                                   21   Columbia - Grand Coulee no. 1            230 kv
------------------------------------------------------------------------------------------------
St. Andrews (regen)
------------------------------------------------------------------------------------------------
                                   44   Columbia - Grand Coulee no. 1
------------------------------------------------------------------------------------------------
Columbia
------------------------------------------------------------------------------------------------
                                   26   Olympia - Grand Coulee no. 1             230 kv
------------------------------------------------------------------------------------------------
Schultz
------------------------------------------------------------------------------------------------
                                   38   Olympia - Grand Coulee no. 1       287 kv (Dbl. Cir.)
------------------------------------------------------------------------------------------------
Easton R.S. (regen)                                                     Splice at structure 92/2
------------------------------------------------------------------------------------------------
                                    2   Olympia - Grand Coulee no. 1
------------------------------------------------------------------------------------------------
Str. 90/3
------------------------------------------------------------------------------------------------
                                                 Transition
------------------------------------------------------------------------------------------------
Str. 80/3
------------------------------------------------------------------------------------------------
                                    8      Schultz - Raver no. 4             Stampede Pass
------------------------------------------------------------------------------------------------
Str. 89/1
------------------------------------------------------------------------------------------------
                                                 Transition
------------------------------------------------------------------------------------------------
Str. 81/5
------------------------------------------------------------------------------------------------
                                   11   Olympia - Grand Coulee no. 1       287 kv (Dbl. Cir.)
------------------------------------------------------------------------------------------------
Str. 70/6
------------------------------------------------------------------------------------------------
                                    0            Transition
------------------------------------------------------------------------------------------------
Str. 27/3
------------------------------------------------------------------------------------------------
                                   15    Covington - Columbia no. 3              230 kv
------------------------------------------------------------------------------------------------
Str. 12/1
------------------------------------------------------------------------------------------------
                                    0            Transition
------------------------------------------------------------------------------------------------

                            Exhibit A, Page 10 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

------------------------------------------------------------------------------------------------
Str. 4/1
------------------------------------------------------------------------------------------------
                                   3      Raver - Echo Lake no. 1                500 kv
------------------------------------------------------------------------------------------------
Raver
------------------------------------------------------------------------------------------------
                                   10     Raver - Covington no. 2                500 kv
------------------------------------------------------------------------------------------------
Covington
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Total distance                    268
------------------------------------------------------------------------------------------------
 Notes:
------------------------------------------------------------------------------------------------
1.  All cable is 72  count.
------------------------------------------------------------------------------------------------

                           Exhibit A, Page 11 of 11
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                                  CABLE ROUTE

                                     [MAP]*

* Confidential information has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commision.

                                                              EXHIBIT 10(16)(b)


                            Exhibit B, Page 1 of 2
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                            PAYMENT SPECIFICATIONS

ELI's MONTHLY PAYMENT to BPA will equal GRV multiplied by the Payment Factor.

The PAYMENT FACTOR equals * (*) until ELI's cumulative monthly payments to BPA exceed BPA Capital Costs, after which the Payment Factor will equal * (*) for the remainder of the Agreement.

The GRV will be determined using the following formula:

GRV = ELITSV + EUTSV + DFLV + OTSV

Where:
GRV = GROSS REVENUE VALUE
ELITSV = ELI TRANSPORT SERVICE VALUE(S)
EUTSV = END-USER TRANSPORT SERVICE VALUE(S)
DFLV = DARK FIBER LEASE VALUE(S)
OTSV = OTHER TRANSPORT SERVICE VALUE(S)


* Confidential information has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commision.

                            Exhibit B, Page 2 of 2
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                            PAYMENT SPECIFICATIONS

Combined Washington BPA Routes
                         ----------------------------------------------------------------------------------------------------------
                         1997*      1998*     1999*     2000*     2001*     2002*     2003*     2004*     2005*     2006*     2007*
                         ----------------------------------------------------------------------------------------------------------
Revenue Forecast
----------------
Revenue Growth yrs 6-10*
Revenue Growth yrs 11-20*

Portland to Seattle*
Portland to Tacoma*
Seattle to Tacoma*
Portland to Olympia*
Seattle to Olympia*
Portland to Tri Cities*
Portland to Spokane*
Portland to Yakima*
Spokane to Yakima*
Spokane to Tri Cities*
Yakima to Tri Cities*
Seattle to Spokane*
Seattle to Yakima*
Seattle to Tri Cities*


Seattle route revenues*
Spokane route revenues*

Embedded Revenue*

Sonet Ring Revenue Increase*

Total Revenue*

Revenue Split:
BPA Revenue split percentage*
 Until capital is repaid*
 After capital is repaid*
BPA Annual Revenues*

BPA Cumulative Revenues*

Guaranteed Fee Value                1,260     1,260     1,260     1,260     1,260     1,260     1,260     1,260     1,260     1,260
BPA Revenues*

Total BPA Revenues*

Capital Investment
------------------

Number of Miles*
Outside Plant*
BPA Miles*
 Seattle Outside Plant*
BPA Miles*
 Spokane Outside Plant*
BPA Miles*
 Seattle to Spokane Outside Plant*
BPA Miles*
 Seattle to Spokane Outside Plant*

                            BPA
Cash Flow:
---------

Capital Expenditures*
Revenue*
BPA Cash Flow*

* Confidential information has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

Combined Washington BPA Routes
                         ----------------------------------------------------------------------------------------------------------
                         2008*      2009*     2010*     2011*     2012*     2013*     2014*     2015*     2016*     2017*     2018*
                         ----------------------------------------------------------------------------------------------------------
Revenue Forecast
----------------
Revenue Growth yrs 6-10*
Revenue Growth yrs 11-20*

Portland to Seattle*
Portland to Tacoma*
Seattle to Tacoma*
Portland to Olympia*
Seattle to Olympia*
Portland to Tri Cities*
Portland to Spokane*
Portland to Yakima*
Spokane to Yakima*
Spokane to Tri Cities*
Yakima to Tri Cities*
Seattle to Spokane*
Seattle to Yakima*
Seattle to Tri Cities*


Seattle route revenues*
Spokane route revenues*

Embedded Revenue*

Sonet Ring Revenue Increase*

Total Revenue*

Revenue Split:
BPA Revenue split percentage*
 Until capital is repaid*
 After capital is repaid*
BPA Annual Revenues*

BPA Cumulative Revenues*

Guaranteed Fee Value                1,260     1,260     1,260     1,260     1,260     1,260     1,260     1,260     1,260     1,260
BPA Revenues*

Total BPA Revenues*

Capital Investment
------------------

Number of Miles*
Outside Plant*
BPA Miles*
 Seattle Outside Plant*
BPA Miles*
 Spokane Outside Plant*
BPA Miles*
 Seattle to Spokane Outside Plant*
BPA Miles*
 Seattle to Spokane Outside Plant*

                            BPA
Cash Flow:
---------

Capital Expenditures*
Revenue*
BPA Cash Flow*

* Confidential information has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                                               EXHIBIT 10(16)(c)

                            Exhibit C, Page 1 of 4
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date


                        COMMERCIAL FIBER SPECIFICATIONS
                           SINGLE-MODE OPTICAL FIBER


GENERAL

The fiber is optimized for use in the 1310 nm wavelength region. The information-carrying capacity of the fiber is at its highest in this transmission window; it is also where dispersion is the lowest. The fiber can also be effectively used in the 1550 nm wavelength region.

The fiber coating is optimized for use in many single and multi-fiber cable designs including loose tube, ribbon, slotted core and tight buffer cables. The fiber coating shall provide fiber protection and must be easy to work with. The fiber coating must be capable of mechanical stripping with an outside diameter of at least 245 micro m.

The fiber is manufactured using the Outside Vapor Deposition (OVD) process, which produces a totally synthetic, ultra-pure fiber. As a result, the fiber has consistent geometric properties, high strength and low attenuation.

GENERAL FEATURES AND BENEFITS

 .    Versatility in 1310 nm and 1550 nm applications.

 .    Geometrical properties that allow for low splice loss and high splice yields.

 .    OVD manufacturing reliability and product consistency.

 .    Optimized for use in ribbon, loose tube and other common cable designs.

                            Exhibit C, Page 2 of 4
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date


OPTICAL SPECIFICATIONS

ATTENUATION

-----------------------------------
UNCABLED FIBER ATTENUATION CELLS      POINT DISCONTINUITY
-----------------------------------

                 Attenuation Cells    No point of discontinuity greater than
                      (dB/km)         0.10 dB at either 1310 nm or 1550 nm.
-----------------------------------
Wavelength (nm)       Standard
-----------------------------------
    1310             Less than or     ATTENUATION AT THE WATER PEAK
                     equal to 0.40
-----------------------------------
    1550             Less than or     The attenuation at 1383 + 3 nm shall not
                     equal to 0.30    exceed 2.1 dB/km.       -
-----------------------------------

----------------------------------
ATTENUATION VS. WAVELENGTH
----------------------------------

Range       Ref.L      Max Increase     The attenuation in a given wavelength
 (nm)       (nm)         A(dB/km)       range does not exceed the attenuation of
----------------------------------      the reference wavelength (L) by more
1285-1330    1310         0.05          than the value A.
----------------------------------
1525-1575    1550         0.05
--------------------------------------------------------------------------------

--------------------------------------------------
ATTENUATION WITH BENDING
--------------------------------------------------
Mandrel     Number of    Wavelength     Induced      The induced attenuation due
Diameter      Turns         (nm)      Attenuation    to fiber wrapped around a
  (nm)                                   (dB)        mandrel of a specified
--------------------------------------------------
   32            1         1550      Less than or    diameter.
                                     equal to 0.50
--------------------------------------------------
   75          100         1310      Less than or
                                     equal to 0.05
--------------------------------------------------
   75          100         1550      Less than or
                                     equal to 0.10
--------------------------------------------------------------------------------

 .  CABLE CUTOFF WAVELENGTH (L\ccf\)      .  MODE-FIELD DIAMETER
   (L\ccf\) Less than 1260 micro m           9.30 + 0.50 micro m at 1310 nm
                                            10.50 + 1.00 micro m at 1550 nm
 .  DISPERSION

                            Exhibit C, Page 3 of 4
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date


 Zero Dispersion Wavelength (Lo): 1301.5 nm less than or equal to (Lo) less than or equal to 1321.5 nm

 Zero Dispersion Slope (So):  less than or equal to 0.092 ps/(nm/2/ . km)

 Fiber Polarization Mode Dispersion Coefficient (PMD): less than or equal to
 0.5 psec divided by km

 ---------------------------------------------------------------------------------------------------
                            DISPERSION CALCULATION
 ---------------------------------------------------------------------------------------------------
Dispersion = D (L): approximately  So [L - Lo4]  ps/ (nm.km), for 1200 nm less than or equal to L
                                   --      ---   less than
                                    4 [     L3]  or equal to           L = Operating Wavelength
                                                 1600 nm
----------------------------------------------------------------------------------------------------

ENVIRONMENTAL SPECIFICATIONS

---------------------------------------------------------------------
   ENVIRONMENTAL TEST                        INDUCED                   Operating Temperature Range
       CONDITION                           ATTENUATION                 -60C to +85C
                                            (DB/KM)
---------------------------------------------------------------------
                                     1310 nm             1550 nm
---------------------------------------------------------------------
Temperature Dependence             Less than or        Less than or
-60 degrees to +85 degrees C       equal to 0.05       equal to 0.05
---------------------------------------------------------------------
Temperature-Humidity Cycling       Less than or        Less than or
-10C to +85C, up to 98% RH         equal to 0.05       equal to 0.05
---------------------------------------------------------------------
Water Immersion, 23C               Less than or        Less than or
                                   equal to 0.05       equal to 0.05
---------------------------------------------------------------------
Heat Aging, 85C                    Less than or        Less than or
                                   equal to 0.05       equal to 0.05
---------------------------------------------------------------------

DIMENSIONAL SPECIFICATIONS

STANDARD LENGTH (KM/REEL):   2.2 - 25.0

                            Exhibit C, Page 4 of 4
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date



GLASS GEOMETRY                               COATING GEOMETRY
Fiber Curl: greater than or equal 2.0 m      Coating Diameter:  245 + 10 micro m
radius of curvature                                                 -
Cladding Diameter:   125.0 + 1.0 micro m     Coating-Cladding Concentricity:
                           -                 less than 12 micro m
Core-Clad Concentricity: less than
or equal to 0.8 micro m
Cladding Non-Circularity: less than 1.0%


             [    Min. Cladding Diameter ]
Defined as:  [1 - ---------------------- ] x 100
             [    Max. Cladding Diameter ]


MECHANICAL SPECIFICATIONS

PROOF TEST:
The entire length of fiber is subjected to a tensile proof stress greater than or equal to 100 kpsi (0.7 GOOSEBERRY/NARROWS PROJECT/m/2/)


PERFORMANCE CHARACTERIZATIONS
Characterized parameters must be typical values.

CORE DIAMETER:                    REFRACTIVE INDEX DIFFERENCE:
8.3 micro m                       0.36%

NUMERICAL APERTURE:               EFFECTIVE GROUP INDEX OF REFRACTION (NeP):
0.13                              1.4675 at 1310 nm
NA measured at the one            1.4681 at 1550 nm
percent power angle of a
one-dimensional far-field
scan at 1310 nm.

ZERO DISPERSION WAVELENGTH (L.):  FATIGUE RESISTANCE PARAMETER nd:
1312 nm                           Greater than or equal to 20

ZERO DISPERSION SLOPE (S.):       COATING STRIP FORCE:
0.090 ps/(nm/2/.km)               Dry: 0.7 lbs. (3.2 N)
                                  Wet: 14 days room temperature:   0.7 lbs.
                                  (3.2 N)

                                                               EXHIBIT 10(16)(d)

                            Exhibit D, Page 1 of 4
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                         ACCEPTANCE TESTING STANDARDS

BPA shall meet or exceed the Acceptance Testing Standards set forth below. In the event BPA's performance requirements for its communications system requires BPA to exceed the standards and requirements specified in this Exhibit D, BPA shall apply the higher standard.

ELI Network Span and Final Acceptance Requirements:

1.0 Design Criteria:
-------------------

The number of cable splices at the time of original construction must be designed to an average of 4 km between splices. Due to cable cuts, and cable relocation, additional splices are allowed. The number of splices must be closely monitored to insure attenuation and reflection tolerances are maintained.

Construction:
------------

Cable must be constructed in accordance with sound commercial practices. The National Electrical Code shall be followed in every case except where local regulations are more stringent, in which case local regulations shall govern.

2.0 Typical Fiber Cable Information:
-----------------------------------

Single mode fiber specifications may vary, depending on the fiber manufacturer. Typical concatenated levels of 0.35 dB per km @ 1310nm and 0.25 per km @ 1550nm are expected.

3.0 Span Requirements:
---------------------

Span documentation must be performed using the two following methods: OTDR (optical time domain reflectometer) and insertion loss (stabilized light source and power meter) measurement in each direction at 1550nm wavelength.

 .  Maximum total span loss must not exceed 35.0 dB at 1550nm.
           ----------
 .  Maximum dB/Km loss must not exceed 0.35 dB/Km at 1550nm.
           -----

                            Exhibit D, Page 2 of 4
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                         ACCEPTANCE TESTING STANDARDS

 .  In no case shall a fiber show a point discontinuity greater than 0.1dB.
     Discontinuities (known as steps, splices, or attenuation non-uniformities) shall be measured with an optical time domain reflectometer (OTDR) to determine the loss of the localized attenuation. The lease squares fit method of measurement must be used to determine the magnitude of the loss of a point discontinuity.

 .  Typical span scenarios 30.0 dB=120 Km x .25 dB/Km.
           ----

 .  Maximum fiber loss scenario 35.0 dB=100 Km x .35 dB/Km. (depends on
           ----------
     regeneration huts).

 .  Maximum span dispersion = 2250 ps/mn/Km.
           ---------------

 .  Performance levels at the time of acceptance must be maintained at all times.

 . Test data including OTDR hard copies or electronic data must be submitted to Common System Engineering before Final Acceptance. ELI, at its discretion, may choose to physically monitor any or all testing associated with Final Acceptance of the Commercial Fiber.

In the event the measured span measured values exceeds the calculated values, BPA will perform corrective maintenance as required to restore the Commercial Fiber to the calculated values.

4.0 Splice Loss:
---------------

The splice loss will average 0.10dB. All splicing will be performed by the proprietor pursuant to fibers leased agreement. Further, no individual splice will exceed 0.50dB. Splices shall be measured using bi-directional methods to average absolute splice loss. All fiber splicing must be fusion type.
                               --------------------------------------

5.0 Compliance:
--------------

Customer, at its discretion, may choose to physically monitor any or all testing associated with acceptance of the Commercial Fiber. Test data including OTDR hard copies or electronic data must be submitted to ELI for review. Customer has the option to waive any specifications and/or requirements listed in the technical specification criteria (limited to ELI receiving a hard copy of their fiber only).

                            Exhibit D, Page 3 of 4
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                         ACCEPTANCE TESTING STANDARDS

6.0 Waivers:
-----------

The proprietor must provide Fibers with attenuation of not greater than 0.35 loss per .km @ 1550nm and will not be required to perform corrective maintenance under .25dB to reduce span attenuation.

7.0 Key Optical Performance Characteristics Required for Single-Mode Optical
----------------------------------------------------------------------------
Cables:
------

7.1 Attenuation Single Mode Non-Shifted:
---------------------------------------

 .  The attenuation must not exceed 0.30 dB/Km when measured at a wavelength of
     1.55 microns (1550nm) using the two point measurement.

 .  The attenuation must not exceed 0.40 dB/Km when measured at a wavelength of
     1.30 microns (1310nm) using the two point measurement.

7.2 Attenuation Single Mode Dispersion Shifted:
----------------------------------------------

 .  The attenuation must not exceed 0.25 dB/Km when measured at a wavelength of
     1.55 microns (1550nm) using the two joint measurement.

7.3 Attenuation versus Wavelength Single-Mode and Dispersion Shifted:
--------------------------------------------------------------------

 . The attenuation for the wavelength region form 1525 nm to 1575 nm must not exceed the attenuation at 1550 nm by more than 0.05 dB/Km.

7.4 Chromatic Dispersion Non-Dispersion Shifted (ps/nm-km):
----------------------------------------------------------

 . For conventional single mode fibers, the zero dispersion wavelength must be 1301.5 to 1321.5nm. The maximum dispersion slope (SoMAX) must be no greater than 0.092ps/(km-nm/2)/. The nominal zero dispersion wavelength must be near 1310nm zero dispersion range. The dispersion between 1530 and 1570 nm must be less than or equal to 18 ps/(nm km).

7.5 Cutoff Wavelength:
---------------------

 .  The cutoff wavelength of cabled fiber must be less than 1260 nm.

                            Exhibit D, Page 4 of 4
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                         ACCEPTANCE TESTING STANDARDS


7.6 Core Diameter:
-----------------

 .  The core diameter must be typically 8.3+0.13.
                                          -

7.7 Temperature:
---------------

 .  Operating Temperature Range -60 C to +85 C.

BPA will insure that the Cable and related appurtenances meet all of the above optical performance characteristics operating systems power level.

                                                               EXHIBIT 10(16)(e)


                            Exhibit E, page 1 of 39
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                          DETAILED RESTORATION PLANS

                         FIBER OPTIC RESTORATION PLAN

                       BONNEVILLE POWER ADMINISTRATION &

                           ELECTRIC LIGHTWAVE, INC.

CONTENTS                                                          SECTION

General                                                             1.0

Safety                                                              2.0

Training                                                            3.0

Fault Identification/Location                                       4.0

Emergency Call-out Procedure                                        5.0

Equipment and Materials                                             6.0

Response Time                                                       7.0

Priority of Fiber Optic Cable Restoration                           8.0

Restoration Procedures and Emergency Splicing                       9.0

Final Repairs                                                      10.0

Records/Documentation                                              11.0

Appendix                                                           12.0

A: Emergency Contact List

B: Nonelectrical Worker Card Requirements

C: Emergency Tools, Equipment, and Materials List

D: Emergency Restoration Procedure

                                  Chapter 1.0

                                    General

This plan specifies general guidelines and procedures for restoring damaged fiber optic cable on Bonneville's transmission line right-of-way, between Bonneville's Keller and Covington substations as quickly and safely as possible. Timely restoration depends upon coordination and cooperation between Bonneville and Electric Lightwave (ELI). Bonneville will use its best efforts in all restoration activities concerning these facilities. These efforts will be consistent with prudent utility practice, and will comply with existing contract provisions between Bonneville and the Columbia Power Trades Council (CPTC). In addition all applicable safety rules in the Bonneville Accident Prevention Manual (APM) will be followed so as to not jeopardize the health and safety of Bonneville employees, agents of Bonneville, ELI employees, agents of ELI, or the general public.

                                  Chapter 2.0

                                     Safety

Protection of the general public and utility personnel shall be the first consideration before starting any aspect of restoration. ELI employees, agents and contractors who will be working on the fiber optic cable will be required to follow all the rules in Bonneville's Accident Prevention Manual (APM). Due to the possibility of electrical contact, it is essential that a minimum of two Bonneville - qualified electrical workers, knowledgeable of the tasks and hazards involved, be at the restoration site prior to commencing any activities where workers could come in contact with a potential energized conductor or fiber optic cable. The majority of cable chosen for this project is all dielectric, self supporting (ADSS). Even though it is an all dielectric cable, some conductivity may result from moisture on the cable or from contamination in the surrounding air. As a precaution, it is recommended that the installed cable be grounded as close to the work site as possible prior to any worker contacting the cable.

The minimum approach distance (MAD), as described in the BPA APM, and grounding requirements for fiber optic cable have not been established. Therefore, at this time it is recommended that the minimum approach distance and grounding requirements described in the APM for insulated overhead groundwire Rule M-1 be followed for the fiber optic cable. The Bonneville Safety Office is presently working on both grounding requirements and the minimum approach distance for fiber optic cable. When this information is established, Bonneville will schedule the necessary training sessions to update personnel.

Under no circumstances shall any member of an ELI field crew or an ELI contractor approach downed transmission lines, cable, guy wires or structures, climb or attempt to climb any structure or take any action which might result in contact with or exposure to any part of Bonneville's electrical transmission system prior to authorization by Bonneville's designated electrical worker in charge of restoration. Bonneville's representative in charge will have the authority to stop all work that involves the potential for health hazard or safety concerns.

                                  Chapter 3.0

                                    Training

It is important that all personnel involved with troubleshooting and restoration
of fiber optic systems be thoroughly and properly trained.   All Bonneville and
ELI representatives that will construct, install, repair, replace or otherwise handle the cable or related materials and equipment shall be properly trained and equipped to meet all current industry standards. If any restoration activities will involve the potential to expose an employee to lasers, the employees must first be trained in laser awareness.

All restoration technicians or representatives of ELI who will be involved with any restoration activities involving the fiber optic cable on Bonneville's transmissions line right-of-way must attend a power line safety orientation presented by Bonneville. Attendees will receive appropriate instructions and will be required to demonstrate a level of understanding necessary to safely perform the work required. Part of the procedures will require employees or representatives of ELI to obtain a "Contractor Nonelectric Worker Card". See Appendix B.

The Bonneville Safety Office will, upon request answer any questions on subject matter covered in the Accident Prevention Manual (APM). Make available or do any training on the hazards associated with working in the proximity of high voltage lines, facilities and right-of-ways. The Bonneville Safety Office may be reached at any time through the Bonneville Dispatcher or during normal business hours in Vancouver, Washington at (360) 418-2397.

                                  Chapter 4.0

                         Fault Identification/Location

ELI is responsible for monitoring their fibers and determining the accurate location of the fault within ten meters of the actual fault. To aid in fault location, Bonneville will provide ELI with plan and profile maps with will include a mapping system of the fiber optic cable indicating the length of the cable in relationship to the Bonneville structure numbering sequence of the transmission line. These maps will be available to both Bonneville and ELI. In identifying the fault location ELI will identify the nearest structure by its Bonneville designated number and identify how many feet from this structure and in which direction from this structure the fault is located.

BPA will provide ELI with documentation to assist in fault location.

                                  Chapter 5.0

                          Emergency Call-out Procedure

ELI is responsible for monitoring the ELI fiber optic cable, and upon knowledge of a failure, will contact the Bonneville Dispatch Center. ELI will provide the Bonneville Dispatch Center with time, location of the fault and any other information that will help on the location and restoration efforts. The Bonneville Dispatch Center will follow normal call-out procedures to assemble a crew from the Transmission Line Maintenance (TLM) District closest to the site of the suspected fault. If the BPA Dispatcher is unable to contact a minimum of two qualified electrical workers, the Dispatcher will call for additional help from the next closest TLM District and also will contact the Regional Manager or Regional Field Services Specialist to develop a course of action. "As soon as delay of maintenance personnel is determined to exceed the four hour arrival time and it is determined that a full crew cannot respond as referenced in the License Agreement on p. 15 (see 12(d), 1, line 6), the BPA dispatch Center will notify ELI.

Bonneville will inform ELI in the event they will need assistance or that it will be necessary for ELI to make the entire repair with minimal assistance from Bonneville personnel. In the event ELI will be making the repair, Bonneville will dispatch a minimum of two electrical workers to safety watch,
                           ---------------------------------
take any necessary hold orders or clearances on the transmission lines, escort ELI personnel onto the transmission line right-of-way, and lower the fiber optic cable for repairs. BPA will reimburse ELI for all reasonable repair-related costs upon submission of an invoice by ELI. The exact location may or may not be available at the time ELI makes the initial call notifying Bonneville of the fault, but as soon as it becomes available it must be relayed to the restoration crew.

The Bonneville Dispatch Center will assist ELI and Bonneville personnel with contacting each other to determine a course of action and locations where the two companies can meet to access the fault location site. Depending upon the location of the fault and other factors that may affect access to the fault site, Bonneville shall, at its discretion , determine the best place to meet ELI personnel. In some cases, depending upon the situation at the time, Bonneville may direct ELI personnel to wait for Bonneville personnel on public access roads and allow Bonneville personnel to escort ELI to the fault site. In other instances it may be determined by Bonneville that the Parties shall meet at the actual fault site.

Both Bonneville and ELI's call-out list, as well as a list of designated meeting points, can be found in Appendix A. The parties will meet periodically, as needed by either party, to tour facilities and review the APM, contact lists, meeting points, route information, and training requirements.

                                  Chapter 6.0

                            Equipment and Materials

Bonneville will store and maintain all required tools, equipment and materials for the emergency restoration of the fiber optic cable. All of the materials, tools and equipment used to perform a restoration repair must meet current industry standards at the time of the repair. It is essential that all tools and equipment be kept in proper working condition and safe-guarded at each District Headquarters. To insure that components will be available when needed in the event of an emergency, all of the restoration materials will be kept in a locked container that can be quickly and easily loaded into a vehicle in the event of an emergency.

The Transmission Line Maintenance Districts will assemble a restoration kit that contains sufficient tools, materials, and enough emergency restoration cable to perform an emergency restoration repair to the longest span of fiber optic cable within their districts. The tools and equipment that Bonneville assembles for emergency restoration will be inventoried and reviewed frequently to insure sufficient and proper materials are on hand and current with industry standards. ELI, upon Bonneville's request for assistance, will have access to necessary tools, equipment, and materials at designated restoration sites coordinated by the BPA representative in charge of restoration. It may be necessary for BPA and ELI personnel to jointly utilize materials, fiber restoration equipment, and designated restoration sites.

Tools, materials, and equipment are listed in Appendix C.

                                  Chapter 7.0

                                 Response Time

Bonneville will begin restoration efforts immediately upon notification by ELI of a failure. Once Bonneville has been notified by ELI of a fault or failure of the cable, they have one hour to determine if they can assemble sufficient crew members to perform restoration repairs. the line crew supervisor of the district where the fault has occurred will decide if Bonneville will make the actual repair or restoration. In the event that the Bonneville Dispatch Center is unable to reach a line crew supervisor for a decision or sufficient crew members to form a restoration crew, they then will call the Regional Manager for a decision whether Bonneville or ELI will be making the repairs. The Bonneville Dispatch Center will inform ELI's Network Operations Center (NOC) of the decision. In the event that Bonneville decides that it is unable to make the repairs or restoration they will still dispatch a minimum of two electrical workers as outlined in Chapter 5.0 to assist ELI with access to the transmission line and restoration efforts.

It is understood that both parties will make a best effort to repair and complete the required restoration as soon as possible. It is also understood that an assessment of the actual restoration time will not be known until the circumstances of the failure are known.

                                  Chapter 8.0

                   Priority of Fiber Optic Cable Restoration

In the event of a major failure to either the fiber optic cable and-or Bonneville's transmission line, the following procedure will be implemented. Bonneville's first obligation is to restore critical electric transmission facilities followed by the restoration of fibers deemed critical to Bonneville. Then repairs will be made to ELI's active fibers. When authorized by Bonneville, ELI's portion of the cable may be repaired simultaneously by ELI personnel while Bonneville crews are repairing Bonneville's transmission line or its fibers, provided that ELI's activities do not interfere with Bonneville's restoration efforts. ELI will determine the individual priority of their fibers for restoration at the time of the outage. Priority of ELI fiber will be determined by ELI's NOC supervisor on duty at the time of the outage, within 30 minutes of the reported fiber outage.

                                  Chapter 9.0

                             Restoration Procedures

A Bonneville representative at the site will coordinate who performs what tasks of the restoration effort. The Bonneville Dispatch Center will be the primary contact for communications between the Bonneville restoration crew and any ELI personnel or representatives. When restoration assistance has been requested and if ELI technicians are unable to contact Bonneville's restoration crew, the Bonneville Dispatch Center will coordinate communications. After the two work groups meet, the Bonneville crew will escort ELI representatives onto the transmission line right-of-way.

Upon locating the fault, the Bonneville crew supervisor will assess the situation and determine whether or not a transmission line clearance or hold order are necessary for the safety of the workers. After any necessary clearances or hold orders have been issued, the Bonneville crew supervisor will develop a course of action. If it is determined that ELI's help is needed, the two utilities will form one or more common work groups. Restoration will proceed according to the Restoration Procedure in Appendix D, unless otherwise stated in this restoration plan.

To prevent vandalism or disturbance of any temporary cable, the cable will be positioned in as secure location as practicable. Temporary fiber which is left on the ground should only be left in locations which minimize its exposure.

These procedures may vary depending on the severity of the outage, the conditions prevailing at the time of the outage and subsequent restoration efforts. From time to time, Bonneville and ELI may amend existing procedures or establish additional procedures for dealing with outages.

                               Emergency Splicing

The Bonneville crew supervisor will be in charge of restoration and will take the lead in coordinating and organizing the restoration repair. After Bonneville has insured that the work area is safe, the Bonneville workers will lower the cable or splice boxes to the ground or locate the cable ends so that restoration on the fiber optic cable can begin. All splicing of the fiber optic cable will be performed or supervised by Bonneville. All work will be performed following industry standards and all of Bonneville's safety rules.

Emergency splices will be mechanical , but it is recognized that fusion splices may be needed to fully restore the cable capability. Fusion splices will be performed as soon as possible after emergency restoration. All required splices will be checked by BPA and ELI to the satisfaction of both parties.

                                 Chapter 10.0

                                 Final Repairs

Final repair to restore the cable to as close to its original condition as possible will be performed or supervised by Bonneville personnel. Both Bonneville and ELI will coordinate this effort according to system needs and taking advantage of the most opportune time to make final repairs. After final repairs have been completed ELI will perform any testing to insure integrity of the splices and provide Bonneville with a copy of the results. BPA will remove all temporary facilities.

                                  Chapter 11.0

                             Records/Documentation

Bonneville will maintain, at each district maintenance headquarters, test records for the fiber optic cable. This will include test data taken upon the initial energization of the fiber and any testing done after the splicing. Either Party that performs testing on the fiber optic cable shall make the results available to the other upon request. Bonneville will provide ELI current plan and profile drawings with the fiber optic cable identified and locate in feet/meters in relationship to Bonneville structures. Each party must also have documentation showing ownership changes.

                                  Appendix A:

Emergency Contact List:

The Emergency Contact List will be reviewed annually by both Parties. Each Party is responsible for informing the other Party of changes to the list.

The following list is an emergency contact, call-out list of ELI and Bonneville personnel. All contacts from ELI regarding initial notification that a fault
            -----------------------------------------------------------------
has occurred on the fiber optic cable will be made to the Bonneville Dispatch
-----------------------------------------------------------------------------
Center.  This facility is staffed 24 hours a day and is presently the contact
------
center for all of Bonneville's transmission line work.

ELI Escalation List:

Level 1 - Immediate contact:
ELI Network Operations Center
24 hour operations
800.622-4354

If response is inadequate after 30 minutes, go to LEVEL  2 Escalation:
NOC Supervisor
Brad Solomon
Office 800.622-4354
Pager  360.690-3050

If response is inadequate after 30 minutes, go to LEVEL  3 Escalation:
Director -NOC
Ahmad Shokri
Office 360.891-3765
Pager  800.759-7243 pin 555-2167

or

Director-Field Operations
Chuck Petersen
Office 503.417-8559
Pager 800.759-7243 pin 544-3741

If response is inadequate after 30 minutes, go to LEVEL 4:
Vice President-Operations
Ernie Yates
Office 360.604-5322
Pager  503.237.6379

BPA Contact List:

LEVEL 1 - Immediate contact
Bonneville Dispatch Center
5411 NE HWY 99
PO Box 491
Vancouver, WA 98666-0491
1.800.392.0861, if busy call 503.283.2501

LEVEL 2 - If no response to Level 1 contact, immediately call the appropriate district near the fault as listed below.

Ross Maintenance District
Walt Banker, District Transmission Line Maintenance Foreman III
Don Swanson, Lineman Foreman I
5411 NE HWY 99
PO Box 491
Vancouver, WA 98666-0491
work 360.418.2590 or 360.418.2591
cell 360.921.3059
fax 360.418.2592

Chehalis Maintenance District
Darrel Underwood, District Transmission Line Maintenance Foreman III Tom Grover, Lineman Foreman III
1140 State Highway 603
Chehalis, WA 98532
work 360.748.6575
cell  360.520.6575
fax  360.748.0991


Olympia Maintenance District
5240 Trosper St. SW
Olympia, WA 98512
Gary Westling, District Transmission Line Maintenance Foreman III
Charlie Pursiful, Lineman Foreman I
work 360.352.1155
Cell  360.951.2245
fax  360.943.4070


Covington Maintenance District
28401 Covington Way SE
Kent, WA 98041
Dave Norgaard, District Transmission Line Maintenance Foreman III
Dennis Hoxworth, Lineman Foreman I
work 206.631.9151
Cell  206.660.1539
fax  206.631.9155

Snohomish Maintenance District
914 Avenue D
PO Box 889
Snohomish, WA 98219-0889
Bob Sweet, District Transmission Line Maintenance Foreman III
Steve Scott, Lineman Foreman III
work 206.631.9151
Cell  206.660.1539
fax  206.631.9155



Olympia Maintenance Region
1835 Black Lake Bvd SW
Olympia, WA 98512-5623
Orion Albro, Regional Manager
work 360.753.9045
Cell  360951.2587
fax  360.753.9028
pager  206.907.4840
home  360.951.2587

Snohomish Maintenance Region
914 Avenue D
Dennis Sjoquist, Regional Manager
work 360.568.4962
Cell  206.660.1494
fax  360.563.0504
Home 206.485.5651

Meeting points:  To be agreed upon at a later date.

                                  Appendix B:

               Contractor Nonelectrical Worker Card Requirements

The procedure and requirements for obtaining such a card are as follows:
1. ELI employees and their representatives shall receive the pamphlet entitled Rules of conduct for Persons Entering Substations.

2. After studying the pamphlet these individuals will be given the Combined Worker Examination and, if necessary, a switchyard orientation tour by a Chief Substation Operator.

3. The Chief Substation Operator, or designee, will give the Combined Worker Examinations and when all of the requirements have been met will sign the application form and mail it to Substation Operations-TFDB in Vancouver, WA.

4. This card will be valid for 2 years. They are renewed at the beginning of even numbered calendar years.

5. Bonneville will provide all of the necessary materials including a Bonneville Accident Prevention Manual and location where the training will be held. ELI will be responsible for any ELI, or representatives of ELI employee expenses. Bonneville's System Operations will keep all of the necessary records associated with this training, will notify ELI when employees and representative are to renew their training, and return cards to the ELI Network Operation Center for issue to appropriate personnel.

                                  Appendix C:

                 Emergency Tools, Materials, and Equipment List

Restoration reels of fiber optic cable appropriate for the route (OPGW and ADSS) Armor Rods appropriate for the restoration cables.
Deadends appropriate for the restoration cables
Fusion Splicing Sleeves
2 Optical fiber cleavers
Portable generator and work table
Temporary mechanical splices appropriate for SMF 28 fiber
Fiber cleaning kit
Fiber stripping tools
Splice box with splice trays
ADSS cable preparation tools
OPGW cable preparation tools
Waterproof, lockable box for storing equipment
Tent to erect over worksite
Supplemental lighting for worksite.

                                  Appendix D:

                               Fiber Optic Cable
                        Emergency Restoration Procedure

Contents:
General                         1
Safety Precautions              2
Fault Location                  3
Cable Repair                    4
Restoration Report              5
Records                         6

1.0 General

1.01 This practice describes generally accepted procedures to isolate faults and repair damaged fiber optic cable. It is generic, in that the practice can be equally applied to aerial, buried or underground fiber optic cables. The methods and instructions provided is this practice are intended as guidelines as each system design will be influenced by local conditions, customer's existing procedures and requirements.

1.02 It is imperative that all personnel involved in the trouble shooting and restoration of fiber optic systems be thoroughly trained in basic fiber optic safety before attempting any of the following procedures.

1.03 Planning and preparation for an emergency restoration is essential for an effective restoration program.

1.04 There are three segments in restoring a fiber optic system. First, the restoration plan must be implemented by notifying responsible personnel. Second, the system fault must be identified and located. Third, the fault must be rapidly and effectively repaired.

2.0  Safety Precautions

2.01 Safety is a primary concern during any restoration process. All telco and utility company safety rules for personnel, vehicles, and work area protection must be strictly adhered to. Prior to proceeding through this practice, read and fully understand the Appendix A, Laser Awareness Information, attached to the end of this practice. Both ADSS & OPGW should be considered conductive since ADSS will become contaminated after it has been in use. Portable ground cables must be installed prior to touching the ADSS, which could hold a voltage induced from the power line. The portable grounds must be installed by BPA TLM personnel.

2.01 Work Area Precautions.

a. Protection of the general public and utility personnel shall be the first consideration before starting any aspect of a fiber optic emergency restoration.

b. Fiber optic cable failures can occur in hazardous locations and during abnormal weather conditions. Special precautions shall be taken when major hazards such as; lightning, highway traffic, downed power lines, fire, etc. are present. Refer to internal company practices for applicable safety rules and precautions under these types of conditions.

2.02 Fiber Optic System Precautions.

a. Laser Safety glasses must be worn when working on fiber optic cable.

b. When working with fibers powered by a Class III laser source, disconnect the terminal equipment laser source (if operative) before removing a fiber connector, handling bare fiber, or handling fiber splices.

CAUTION: Never look into the end of a fiber without first-hand verification that the laser is disconnected. If unable to disconnect or de-energize the laser, all employees shall wear the appropriately rated laser safety glasses when performing any work within the proximity of an uncoupled laser or connector.

c. Cleaved fibers are very sharp and can become imbedded in the skin or eyes easily. Use tweezers to pick up cut or broken pieces of fiber and place them on a piece of tape kept for that purpose. When splicing is completed, properly dispose of the fiber to assure no personnel can come in contact. Good housekeeping is very important. A dark mat is recommended as a work surface to make finding the ends of the fiber easier.

d. Some tools used in fiber system restoration and installation are very sharp, use caution during their use.

e. Read and follow safety warning labels on all chemicals used. If additional information is needed, contact the chemical manufacturer or distributor for the Material Safety Data Sheets (MSDS).

2.03 Due to the aforementioned considerations, only trained personnel should be allowed to work on fiber optic cables and systems.

3.0 FAULT LOCATION

It is recommended that the system laser be de-energized by disconnecting the optical transmitter card each time an access or test jumper is connected or disconnected. However, some terminal equipment must be completely shut down in order to de-energize the laser. In such cases, the transmitter must be operating while measuring the transmitter output power. Whenever laser radiation is likely, it is important that the proper laser safety goggles be worn and all safety rules adhered to. if an intermittent problem exists, the optical terminal should be transferred and locked on the standby or main system not being tested. Remember to unlock the same standby or main system when all tests are complete and service is restored.

3.01 When a fiber optic transmission system fails, a series of alarms and indicators are usually set off at the terminal equipment locations that signal the need for repair. The majority of equipment now in service have indicators that provide detailed diagnostics, indicating the type of failure such as lower receiver power or transmitter failure.

When available, these indicators should be analyzed before proceeding with any troubleshooting procedures. This can help immediately identify the fault point and save time consuming steps in the restoration process. When this information is limited or diagnostic attempts have failed, a step-by-step fault locating sequence shoal be implemented. The flow chart outlining such a sequence, Appendix B., is shown in the back of this section.

With the variety of fiber optic terminal equipment that may be deployed, all with different degrees of alarms, it is important that the terminal equipment technician have access to current troubleshooting manuals for each terminal type.

3.02 The Network Management System remotes will send information to the BPADispatch Center.

3.03 OTDR Cable System Test. The Network Management System will provide information to locate the faulted line segment to the Dittmer Control System Monitor, who will notify the Dispatcher. The Dispatcher will call out the District SPC Engineer and notify the TLM foreman III. An NMS remote or an OTDR must be used to locate and isolate cable system faults. Some of the typical cable system faults are as follows:

Fault                                   Cause
1. Defective Connector                  Dirt or physical damage
2. Defective access jumper              Kinked or broken fiber
3. Localized attenuation                Micro or macro bending of fiber
4. Distributed cable attenuation        Fiber problem or excessive fiber
                                        tension/strain
5. Excessive splice loss                Splice degradation
6. Cut fiber                            Dig-in or accident

3.04 Test Transmit Fiber Connector Assembly and Pigtail. The first OTDR troubleshooting test should be made on the cable pigtail, connector, and end splice of the transmit fiber. The steps are as follows:

a. Transfer and lock the fiber optic terminal to the main or standby system not being tested. De-energize the laser on the system being tested.

b. Visually inspect the pigtail and fusion splice (normally located in the patch panel) for any physical defects. Be sure the connector and barrel assembly is clean and free of contaminates. It is important to follow proper handling procedures for connectors and barrel assemblies. Refer to the manufacturer's literature.

c. Clean the connector and barrel assembly. Then, reconnect the pigtail and attempt to restore the system to service. If this does not correct the problem proceed with the following test.

d. Set up the OTDR at the host location.

e. Transfer and lock the fiber optic terminal to the main or standby system not being tested.

f. Disconnect the access jumper from the patch panel or transmitter.

g. Connect a pulse suppresser, or "dead zone box", 1000 meters or longer to the OTDR. This pulse suppresser can be purchased commercially or made locally with a spool of bare fiber. This allows the OTDR to display the first several hundred meters of the system which would normally not be seen due to the initial back reflection or OTDR dead zone.

h. Connect the other end of the pulse suppresser to the fiber being tested at the optical patch panel.

I. Turn the OTDR on and optimize the display trace. Refer to the OTDR operating manual for the proper procedures.

j. View the initial launch condition to assure accurate measurements. Note: A good launch condition assures the OTDR laser has coupled sufficient energy into the fiber under test that the full length of the fiber viewed is well above the noise floor of the OTDR>

k. If the connector and the end splice attenuation is greater than 3 dB, re-clean the connectors and re-examine the pigtail for damage.

l. After cleaning, reconnect and retest the fiber.

m. If the attenuation is still greater than 3 dB, the pigtail should be replaced and spliced again.

3.05 Test Transmit Fiber Cable Plant With OTDR. Measuring receive and transmit power levels can usually isolate access jumper and terminal equipment problems. However, if the fault is located elsewhere within the cable system, an OTDR must be used to locate and isolate the problem. The second OTDR test is used to diagnose the entire cable route on the transmit fiber.

a. Change the distance scale on the OTDR until the entire cable route is displayed. This will probably require the pulse width of the OTDR to be increased to a long pulse. If the span length is very long (greater then 35 krn), some older OTDRs may not have an adequate range to test the cable system end-to-end. If this is the case, the cable will have to be tested from both ends. The long pulse suppresser can be removed and replaced by short jumper to provide some additional range.

b. Compare the OTDR signature traces with the original cable acceptance records.

c. If a fault is identified, locate its position by following the procedure for OTDR cable fault location. Be sure to subtract the length of the access jumper from the measured distance and allow for the cable length verses fiber length or correction factor, see paragraph 3.10.

d. If a catastrophic outage has occurred and a fault is not found on the transmit fiber, repeat the procedures list above in a, b, and c on the redundant system transmit fiber.

3.06 Test Receive Fiber Connector Assembly and Pigtail. If no fault can be found on the transmit fiber or the redundant system transmit fiber, repeat the procedures listed above in 3.08 a, b, c, and d on the receive fiber. However, there are two important changes when making OTDR test on the receive fibers:

1. The optical transmitter at the opposite end must be de-energized on the receive fiber being tested. The OTDR will not operate properly and may be damaged if the transmit laser is operating simultaneously on the opposite end.

2. If a connector barrel attenuator is present in the optical patch panel, it may be necessary to remove and replace the attenuator with a "0" dB attenuator barrel.

3.07 Test Receive Fiber Cable Plant With OTDR. In fault locating efforts, determining the exact location of the fault is important. This can be accomplished by using an as-built schematic of the cable route and the bare fiber OTDR measurements. The schematic should have all original and maintenance splices with their respective sheath distances and cable sequential meter/feet markings recorded.

The accuracy of any distance measurement is a percentage of the actual distance involved. Short distance measurements will be more accurate than those made over long distances. The overall uncertainty in distance measurements can be reduced by locating features relatively close to nearby system "landmarks" (such as known splice points) rather than making absolute measurements from the OTDR location. Other factors that affect distance measurements are the proper fiber refractive index, OTDR launch conditions, and cursor positions. For example, on some fiber faults the glass may have been shattered, causing a poor back reflection on the OTDR trace. This condition makes it difficult to determine the exact fault location due to a lack of a reflective end pulse. If a shattered end is encountered, it is recommended that measurements be made from both ends in order to determine the actual length of fiber damage. For comparison purposes, other fibers in the cable should be tested when this condition exists.

After bare fiber distance measurements are made utilizing an OTDR, a calculation must be made to determine the actual sheath distance to the fault point. Due to the effects of the loose coiling of the optical fiber within the protective buffer tube or tubes, the length of the optical fiber in a given section of cable is greater than the length of the cable jacket itself. The correction factor is normally not more than 2% on most fiber cables, and on some of the newer single buffer fiber cables, the correction factor is less than 5%.

The correction factor is best determined by calibrating to a known cable sheath length between two splice points and comparing it to the measured fiber length between the same splice points. When this technique is used, most sources of error resulting from the cable design and the OTDR margin of error are compensated for. The equation for calculating the correction factor is as follows:

Correction Factor =  Cable Length/Fiber Length

Cable Length = Fiber Length X Correction Factor

Figure 2 is an example of locating a fault using the correction factor:
(This figure illustrates the method to measure a fault)

Figure 2. Fault Locating Schematic

a. Using the cable schematic shown above, determine the sheath or cable distance between splice number 2 and number 3 (4782 meters)

b. Utilizing the OTDR, measure the bare fiber distance to splice number 2 (11,612 meters). Measure the bare fiber distance to splice number 3 (16,467).

c. Calculate the bare fiber distance between splice number 2 and number 3 (16,467 - 11,612 = 4,855 meters).

d.  Calculate the correction factor by utilizing this equation.

Correction factor =  4782/4855= 0.985

e. Utilizing the OTDR, measure the bare fiber distance to the fault (18,697 meters) and subtract the bare fiber distance to splice number 3 (16,467 meters).

18,697m - 16,467m = 2,230 meters

f. Calculate the sheath distance from splice number 3 to the fault using the cable length equation.

Cable length (Y) = Bare fiber distance X Correction Factor
Cable length (Y) = 2230m X 0.985 = 2196 sheath meter.

g.  Add the cable length (y) to the cumulative sheath distance at splice number
3.

16,219m + 2196m = 18,415 sheath meters to patch panel

3.08 Once the sheath distance has been determined, pinpoint the location from the records package and proceed to that location in the field. A final determination of the fault location is usually confirmed by some physical evidence of damage to the cable jacket at the indicated sheath distance. Several techniques are useful in making the final determination.

a. If the cable is buried or in underground conduit, typically there will be evidence of disturbed soil, i.e. excavation, new mail box or sign post, new culvert or driveway. If the cable has a metallic shield or steel strength member use a copper cable sheath fault locator with a transmitter at the nearest splice point and the hand held detector to look for loss of metallic continuity.
Note: Due to the long reel lengths used in fiber optic systems, the grounds, at the splice locations, on both sides of the suspected fault will have to be removed for isolation. Otherwise the tone may bleed off before the suspected fault point.

b. If the cable is aerial, typically there will be evidence of cable damage, i.e. a downed structure, phase conductors, or a tree laying over the span. This is not always the case. Sometimes it may be necessary to view the cable with a pair of binoculars to look for sheath damage caused by projectiles or external contact.

The aforementioned techniques will find the fault point most of the time. Typically the OTDR will identify the fault location within several meters if the records are accurate, so efforts should be focused within 20 meters of the OTDR indicated fault point. After repairing the fault, the identified faults section of the fiber system will have to be verified a second time to assure there are not multiple faults in a given section.

4.0  Cable Repair

4.01 Repair of damaged fiber or fiber optic requires reliable splicing devices and repair methods that can be utilized under a wide range of field conditions.

4.02 Mechanical Splicing. Mechanical splicing can be utilized for emergency restoration because more personnel can be trained and equipped for a lower investment than with fusion splicing. The more personnel that are trained and equipped to respond to a system outage, the quicker the response time and the less likely that the key restoration personnel will be unavailable. Other variables that influence such a decision are that since the cost of a fusion splicer is high, company will typically only have one to a given area. Should the fusion splicer fail, there would not be a contingency plan to support restoration. There are several high quality mechanical splicing systems. Recommendations of the type of system a specific company should use are based on the utility's experience level and future network size.

4.03 Fusion Splicing. Fusion Splicing can also be used as a tool for emergency restorations. Although more susceptible to operating conditions such as dust, moisture, altitude, and extreme temperature variations, fusion splices yield low loss splices that are mechanically strong and exhibit low reflectance. Another factor that affects fusion splice quality is the quality of the fiber end cleave. Studies have shown that the end cleave must be two degrees or less of the cleave surface, in relation to being perpendicular to the fiber axis, to yield a 0.2 dB splice loss. AFL recommends that if fusion splicing is utilized that a second fiber cleaver to procured per tool kit as a backup.

4.04 Repair Methods. The type of fiber optic system outage, partial or complete, will dictate the available time and the type of repair method used when repairing a damaged fiber optic cable. The primary objective to any emergency restoration program is restore service as quickly as possible.

Most fiber optic systems have redundancy in their electronics, this means that the type of outages that typically require the most time are cable cuts or other damage to the cable plant. The basic method for repairing a damaged fiber optic cable is determined by the time constraints and how extensive is the system outage.

4.05 Restoration Kit Method. The restoration kit method is the method used for most cable cuts. The majority of cable cuts produce only localized damage that extends 3 to 5 meters on each side of the cable damage area and causes a complete system outage of the primary and protect fiber transmission system.
The restoration kit is made up of 300 feet of cable that is spooled on a quick deployment reel and packaged in a carry case with all the necessary tools, as seen in Figure 3. The advantage of the kit is that it enables restoration personnel to visit the site of the cable fault without stopping first at the shop or reel.

(graphic showing stored vs. ready for service position of restoration kit cable spool. When stored, the spool is within the carry case, and when ready for service, is raised out of the carry case.)

Figure 3. Fiber Optic Restoration Kit

The purpose of the jump kit is to provide a lightweight portable means of restoring continuity of the fiber cable without having to deploy large bulky spare cable reels and locating organizer/closure systems with their associated tools. After the fiber system is reestablished, a permanent replacement of the damaged cable section with permanent closures and cable are initiated with no concern for time restriction. After the permanent restoration is completed the restoration kit is recharged with consumables that were utilized in the restoration and relocated back with the rest of the restoration equipment.

A.  Restoration Kit Operational steps (Full System outage):

1. Expose the damaged fiber optic cable by excavating if buried, or lowering several spans to the ground if aerial, or accessing the nearest manhole if underground. In direct buried situations, the he cable should be excavated 15 feet past both sides of the suspected damage area to allow for needed fiber and free cable movement. Identify the proposed work areas where the splicing will be accomplished.

2. Place the restoration kit at a reasonably flat working area at either of the identified work area locations. Assure that the work area is safe from any potential hazards such as power conductors, highway traffic etc. Open the kit, remove the tool pouches, and place the deployment reel on the arbor shad that has been secured in the bottom of the kit.

3. Take the free end of the cable with the closure/organizer attached and begin to smoothly deploy the restoration jump cable to the other identified work area. The cable will spool off the reel with very little pulling tension required. Do not exceed 150 lbs. pulling tension. As the cable is payed out, assure to lay cable out of work area to minimize any potential for jump cable damage by vehicles or other heavy equipment.

4. The fiber optic system cable should be carefully cleaned and inspected to identify the extent of the longitudinal damage. Mark the system cable at 3 to 5 meters on each side of the damage area with the vinyl tape provided. If the system cable has evidence of excessive tension, such a accordion like marks on the jacket the taping point may need to be extended greater than 5 meters past the visible damage area.

5. Two splicers should now start the cable preparation of the damaged system cable by cutting the cable at the tape markers and then stripping back 60 inches of cable and buffer to expose the fiber. Be sure to leave a few inches of buffer for binder identification purposes.

6. Select the appropriate size of grip block based on the cable diameter of the damaged system cable. Install the grip block to the edge of where the system cable outer jacket has been removed. Slide the grip block and cable into the slot and on to the stud provided in the jump kit and secure with nut.

7. The two splicers are now ready to splice in concert each fiber staring with the high priority fibers first. Strip the fiber length per the mechanical splice manufacturers recommendation and complete the splicing procedure for the first two fibers.

8. Once the splicing is complete on one pair of fibers, the splicer should-contact the PSC District Engineer or Craftsman operating the terminal equipment to test the fiber for continuity and verify minimum attenuation requirements are met.

9. The corresponding fiber optic terminal should be reset and returned to service with the protect side locked out. This procedure should continue until all primary fibers are restored and traffic is being carried. The protect system fibers should then be restored using the same procedures.

10. When all restoration splicing has been completed and tested for continuity and attenuation levels, the restoration closure should be closed on each end. The restoration closure and cable should be located in a safe and secure location until the permanent cable repair.

B.  Restoration Kit Operational Steps (Partial System Outage):

1. At either terminal end of the fiber optic system, lock out the non-working side of the systems so the system will not attempt a transfer if the working systems is slightly disturbed during the restoration process.

2. Expose the damaged fiber optic cable by excavating if buried, or lowering several spans to the ground if aerial, or accessing the nearest manhole if underground. In direct buried situations, the cable should be excavated 15 feet past both sides of the suspected damage area to allow for needed fiber and free cable movement. Identify the proposed work areas where the splicing will be accomplished.

3. Place the restoration jump kit at a reasonably flat working area at either of the identified work area locations. Assure that the work area is safe from any potential hazards such a power conductors, highway traffic etc. Open the kit, remove the tool pouches, and place the deployment reel on the arbor shaft that has been secured in the bottom of the kit.

4. Take the free end of the cable with the closure/organizer attached and begin to smoothly deploy the restoration jump cable to the other identified work area. The cable will spool off the reel with very little pulling tension required. Do not exceed 150 lbs. pulling tension. As the cable is payed out, assure to lay cable out of work area to minimize any potential for jump cable damage by vehicles or other heavy equipment.

5. The fiber optic system cable should be carefully inspected to identify the extent of the longitudinal damage. Mark the system cable at 3 to 5 meters on each side of the damage area with the vinyl tape. If the system cable has evidence of excessive tension, such accordion like marks on the jacket the taping point may need to be extended greater than 5 meters past the visible damage area.

6. Anchor the system cable, to a vehicle or ground stake etc., to remove any tension that may remain on each side of the restoration segment. Select the appropriate size of grip block based on the cable diameter of the damaged system cable. Install the grip block to the edge of where the system cable outer jacket will be removed as indicated by the vinyl tape.

7. The sheath and buffer tubes must be removed with extreme care, without disturbing the fiber, at the marked tape locations at each end of the restoration splice locations. Once the outer sheath has been removed and the buffers tubes exposed, slide the grip block and cable into the slot at the bottom of the organizer and on to the stud provided in the jump kit and secure with nuts. Begin stripping buffers. On buffers that contain working and non-working fibers, this will require slitting the buffers longitudinally between two sheath ring cuts of the buffer tubers to expose the fiber.

8. The non-working fibers and spare fiber of the damaged system cable must first be trimmed to their appropriate length at the designated patching splice location and then spliced to the jump kit cable fibers until all broken and spare fiber are routed through the patching cable. Test with OTDR or power meter and light source to assure continuity and acceptable attenuation levels of these restored fibers. If acceptable continue, if unacceptable resplice or identify problem area and repair.

9. The original working system fibers must now be transferred one by one at the optic terminal transfer switch to the new path through the restoration jump kit. After this is complete, lock out the remaining system fibers, cut to length and splice to jump kit fibers. Test with OTDR or power meter and light source to assure continuity and acceptable attenuation levels. If acceptable, reset the terminals to normal mode, if unacceptable resplice or identify the problem are and repair.

4.06 Permanent Repair. Now that the system has been restored the Foreman III and Regional Manager can coordinate with local construction forces to determine the best method of a permanent repair. This can now be accomplished without the pressure of trying to restoring service. After the permanent restoral is complete, the records package identified in paragraph 6, shall be revised to reflect any changes in the system. This revised package shall be redistributed to the appropriate parties and the old records package properly disposed of.

5.0 RESTORATION REPORT.

5.01 Assessing Effectiveness. Once the permanent repairs have been completed, the Foreman III should complete a restoration report to be provided to the Regional Manager. This report should contain information that identifies the following:

 .  Description of the type system outage.
 .  Geographical area affected.
 .  Effects of customer base.
 .  Time sequence of complete restoration effort.
 .  Equipment and Training Problems.
 .  List of replacement consumable or needed new equipment.
 .  Overall effectiveness of team.
 .  Suggestions for improved readiness and effectiveness.

5.02 This report will provide important information about the outage and the problems incurred during the restoration attempt. This information will be analyzed to improve restoration strategies and techniques, improve engineering and design of new fiber systems, and update records documentation identified in paragraph 6.

6.0 RECORDS

6.01 General. Records are an integral part of the equipment required to maintain and restore a fiber optic system. During an outage condition, having a records package readily available eliminates unnecessary delays locating and accumulation information required for the restoration process.

6.02 Coordination. Due to the number of departments involved in the design, construction, turn-up, and maintenance of fiber optic systems, records are many times lost or misplaced after the initial installation of the fiber optic system. This can be a catastrophe during a system outage, because this information is necessary for comparison against troubleshooting information.

6.03 Documentation. It is recommended that for each fiber optic system the following information be included in a records documentation package.

     a. Key Map. The key map is a geographical map showing the system route in-relation to roads and highways. Its purpose is to provide general bearings to quickly access key areas of the system as filed splice points and major road crossing. Sheath meter marks should be indicated on the map for splice points, road crossing, river crossings, etc.

    b. Composite Schematic. The composite schematic is a straight line schematic identifying the construction sequence of cable reels, meter markings to major construction points such as splice points, and major road crossings. The cable reel section length and a cumulative cable length should be marked each of these points. Also, the cable and fiber type and count shall be identified for each reel section.

    c. As-Built Construction Sheets. The construction sheets identify the actual apparatus units at each structure. Other information such as, the structure type and dimensions, cumulative distance to each termination point from the structure, any grounding or bonding detail, etc. These sheets are typically the construction detail sheets that have been corrected to reflect any changes during construction.

    d. Circuit Diagram. The circuit diagram is a schematic that identifies the actual fiber circuits, system number, working and protect fibers, fiber/buffer colors, priority sequence during restoration and other pertinent information such as transposed fibers.

    e. Test Acceptance Sheets. The test acceptance sheets are the recorded values of the transmitter output power, receiver input power, and measured attenuation levels at the receiver. Other information to be included in the test acceptance package are the Optical Time Domain Reflectometer (OTDR) plots or photographs of each fiber and its terminated pigtail, shot in both directions at both 1300nm and 1550nm. Other recommended documentation include the bi-directional average of the loss of each splice, including pigtail splices.

    f. Manufacturer Provided Documentation. The manufacturer provided documentation would include, cable data sheets of each cable reel, documentation provided on the fiber, equipotential plots of the field strength levels relative to different structure types, and sag and tension charts provided for construction.

6.04 Index this record package and place it in a binder. The original copy should be maintained by Transmission Engineering and a copy distributed to the maintenance group. One copy of the records package should be placed at each location where there is terminal equipment for the fiber optic system.

When changes in the system are required due to supplemental construction or emergency restoration the records package should be revised and redistributed.

6.05 Annual System Check. Periodically, the system attenuation level shall be verified against the turn-up attenuation measurement. If this attenuation level has changed more than 3 dB, it is recommended that the cause be investigated and corrective action taken.

                          LASER AWARENESS INFORMATION

Increasing use of lasers within the Industry requires a need to become familiar with potential laser safety hazards. Safety awareness can best be understood by grouping lasers into classes. Users can then best determine which rules are relevant to their particular situation (e.g., most OTDRs are classified as CLASS I laser products, while terminal equipment are generally CLASS m.) Check with the supplier or manufacturer's literature for correct classification before implementing safety rules.

CLASS I LASERS:

Considered "exempt" lasers. By definition, a CLASS I is a very low powered laser that would not be considered hazardous even if all of its output were directed into the pupil of an eye, or focused on a 1 mm spot on the skin for 24 hours. The manufacturer is required to provide a warning label. Optical time domain reflectometers, OTDRs, are typical CLASS I laser devices.

CLASS II LASERS:

Considered "low power" lasers. By definition, a Class II laser is a visible laser that is incapable of causing eye injury within the duration of a blink (or aversion response) of the eye. However, a physical visual hazard can exist when a person overcomes this natural aversion response to bright light and stares directly into the laser beam. The manufacturer is required to provide both a warning label and a light that indicates the laser is activated. Visible HeNe lasers sources are typical CLASS II lasers.

The operating safety rules for Class II lasers are:

 . At work locations, warn all persons of hazardous conditions by placing at least two warning signs identifying the area as laser hazardous. See example warning sign in Figure 1.

 .  Do not permit a person to stare at the laser source.

 .  Do not point the laser at a person's eyes.


CLASS III LASERS

Considered "Medium Power" lasers. By Definition, Class III laser usually presents a potential for serious eye injury from intra-beam viewing. It does not generally present diffuse reflection, skin (from momentary exposure), or fire hazards. Therefore, the safety measures concentrate on eliminating the possibility of intra-beam viewing. The manufacture is required to provide both a warning label and a light that indicates the laser is activated. Optical transmitters in the terminal equipment are typical Class III lasers.

The operating safety rules for Class III lasers are:

 . At work locations, warn all person of hazardous conditions by placing at least two warning signs identifying the area as laser hazardous. See example warning sign in Figure 1.

 . Permit only properly trained personnel to operate the laser. Do not leave laser unattended in an unsecured area.

 .  Never aim a fiber optic laser beam at a person's eyes or skin.

 . De-energize the laser when working on fiber system. If this is not possible, use proper laser safety eyeware.

 . Make certain that individuals do not look directly into a fiber or connector with an optical viewer (loupe) until that system has been powered down and verified with an optical power meter.

Basic Fiber Optic System Troubleshooting Flowchart
(in descending order of steps to be applied)

Measure Received Power is Acceptable:
* test optical patch panel access jumper
  * if ok, diagnose rx and/or electronics
  * if not ok, replace optical patch panel access jumper

Measure Transmitter Output Power is too low:
* measure received power
  * if fault identified, replace optical patch panel access jumper
  * if ok, diagnose tx and/or electronics
    * calculate (tx-rx) db, if ok, stop, if too high, go to next step

Calculate (tx-rx) db

Test Connector at Tx with OTDR
* if fault identified, take corrective action

Diagnose Cable with OTDR at Tx
* if fault identified, take corrective action

Test Connector at Rx with OTDR
* if fault identified, take corrective action

Diagnose Cable with OTDR at Rx
* if fault identified, take corrective action

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

                                                               EXHIBIT 10(16)(f)

                            Exhibit F, Page 1 of 2
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                        TERMINAL EQUIPMENT REQUIREMENTS


GENERAL
ELI agrees to Lucent Technologies SONET terminal equipment and turnkey installation for a collapsed ring system for 9 sites. Procurement of this SONET system shall be in accordance with the specifications of the BPA/Harris-Farinon/Lucent 10-year indefinite quantity contract no. 95AM50206.

EQUIPMENT
The equipment shall be Lucent Technologies DDM-2000 OC-3 (equipped with OC-12 optics) as specified below.

DESCRIPTION               QTY
Shelf Assembly            16 ea.
Heat Baffle               16 ea.
Timing Generator          32 ea.
OC-12 OLIU (1310nm)       16 ea.
OC-12 OLIU (1550nm)*      16 ea.
SYSCTRL                   16 ea.
OHCTRL                    16 ea.
MXRVO BBG2                32 ea.
DS1 Card BBFIB            32 ea.
Retainer Card 177B        64 ea.
OC-3 Software             16 ea.
Fiber Jumpers/Cables      16 lot

9' x 23" Equipment Rack   9 ea.    (actual rack heights to be determined later)
Fuse and Alarm Panel      9 ea.
DS1 Jackfield Assy.       9 ea.
Service Chan/Orderwire    9 ea.
DVA Remote Alarm          9 ea.
Fiber Termination Panel   9 ea.
DDM-2000 Manuals          9 set
DDM-2000 Schematics       9 set
Factory setup & test      1 job

In addition, the following spares are required:
DESCRIPTION               QTY
OC-12 OLIU (1310nm)       1 ea.
OC-12 OLIU (1550nm)*      1 ea.
SYSCTRL                   1 ea.    (with software loaded)
OHCTRL                    1 ea.    (with software loaded)
OC-3 Software             1 ea.    (set of diskettes)
Fiber Jumpers/Cables      4 lot
Service Chan/Orderwire    1 ea.    (Premisys IMACS 600 shelves & Harris-Farinon
                                     DVSII's)

                            Exhibit F, Page 2 of 2
                            Contract No. 98TX-10143
                           Electric Lightwave, Inc.
                        Effective on the Effective Date

                        TERMINAL EQUIPMENT REQUIREMENTS




DDM-2000 Manuals          2 set
DDM-2000 Schematics       2 set

* As of December 15, 1997 the 1550nm OC-12 OLIU for the OC-3 DDM-2000 shelf is in development. BPA anticipates Lucent Technologies will have this module commercially available by July 1998.

                                      F-2